                                                                     EXHIBIT 2.1

================================================================================




                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               AGERE SYSTEMS INC.



                                    AS SELLER



                                       AND



                               PROXIM CORPORATION

                                    AS BUYER





                            DATED AS OF JUNE 14, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
1.      Definitions....................................................................2

        1.1    Defined Terms...........................................................2
        1.2    Additional Defined Terms................................................8
        1.3    Other Definitional and Interpretive Matters.............................9

2.      Purchase and Sale of the ORiNOCO Business......................................11

        2.1    Purchase and Sale of Assets.............................................11
        2.2    Excluded Assets.........................................................12
        2.3    Purchase Price..........................................................13
        2.4    Assumed Liabilities.....................................................13
        2.5    Excluded Liabilities....................................................14
        2.6    Further Assurances; Further Conveyances and Assumptions; Consent
               of Third Parties .......................................................15

        2.7    Proprietary Information.................................................17
        2.8    Bulk Sales Law..........................................................17
        2.9    Taxes...................................................................17
        2.10   Buyer Designee..........................................................17

3.      Representations and Warranties of Seller.......................................18

        3.1    Organization and Qualification..........................................18
        3.2    Subsidiaries............................................................18
        3.3    Authorization; Binding Effect...........................................18
        3.4    Non-Contravention; Consents.............................................19
        3.5    Title to Property; Principal Equipment; Sufficiency of Assets...........20
        3.6    Permits; Licenses.......................................................21
        3.7    Real Estate.............................................................21
        3.8    Compliance With Laws; Litigation........................................22
        3.9    Business Employees......................................................23
        3.10   Contracts...............................................................24
        3.11   Environmental Matters...................................................25
        3.12   Financial Statements; Absence of Changes................................26
        3.13   Intellectual Property...................................................26
        3.14   Product Liability and Recalls...........................................27
        3.15   Product Warranty........................................................27
        3.16   Inventory...............................................................28
        3.17   Customer and Suppliers..................................................28
        3.18   Restrictions on the Business............................................28
        3.19   Brokers.................................................................28
        3.20   Taxes...................................................................29
        3.21   No Other Representations or Warranties..................................29

4.      Representations and Warranties of Buyer........................................29

        4.1    Organization and Qualification..........................................30
        4.2    Authorization; Binding Effect...........................................30
        4.3    Non-Contravention; Consents.............................................30
        4.4    Brokers.................................................................31
        4.5    No Inducement or Reliance; Independent Assessment.......................31
        4.6    Sufficiency of Funds....................................................32
        4.7    No Other Representations or Warranties..................................32

5.      Certain Covenants..............................................................32

        5.1    Access and Information..................................................32
        5.2    Conduct of the ORiNOCO Business.........................................34
        5.3    Tax Reporting and Allocation of Consideration...........................35
        5.4    Business Employees......................................................36
        5.5    Collateral Agreements; Leased Equipment.................................38
        5.6    Reasonable Commercial Efforts...........................................38
        5.7    Contacts with Suppliers and Customers...................................39
        5.8    Use of Agere Systems' Name..............................................40
        5.9    Non-Solicitation of Employees...........................................41
        5.10   No Negotiation or Solicitation..........................................42
        5.11   Non-Competition.........................................................42
        5.12   Channel Inventory.......................................................43

6.      Confidential Nature of Information.............................................43

        6.1    Confidentiality Agreement...............................................43
        6.2    Seller's Proprietary Information........................................43
        6.3    Buyer's Proprietary Information.........................................44
        6.4    Confidential Nature of Agreements.......................................45

7.      Closing........................................................................45

        7.1    Deliveries by Seller or the Subsidiaries................................46
        7.2    Deliveries by Buyer or a Buyer Designee.................................46
        7.3    Closing Date............................................................46

8.      Conditions Precedent to Closing................................................47

        8.1    General Conditions......................................................47
        8.2    Conditions Precedent to Buyer's Obligations.............................47
        8.3    Conditions Precedent to Seller's Obligations............................48

9.      Status of Agreements...........................................................49

        9.1    Effect of Breach........................................................49
        9.2    Survival of Representations and Warranties..............................49
        9.3    General Agreement to Indemnify..........................................49
        9.4    General Procedures for Indemnification..................................51

10.     Miscellaneous Provisions.......................................................53

        10.1   Notices.................................................................53
        10.2   Expenses................................................................54
        10.3   Entire Agreement; Modification..........................................54
        10.4   Assignment; Binding Effect; Severability................................54
        10.5   Governing Law...........................................................54
        10.6   Consent to Jurisdiction.................................................54
        10.7   Waiver of Jury Trial....................................................55
        10.8   Execution in Counterparts...............................................55
        10.9   Public Announcement.....................................................55
        10.10  No Third-Party Beneficiaries............................................56

11.     Termination and Waiver.........................................................56

        11.1   Termination.............................................................56
        11.2   Effect of Termination...................................................57
        11.3   Waiver or Amendment of Agreement........................................57
        11.4   Amendment of Agreement..................................................57

SCHEDULES

Schedule 1.1(a)       Assumed Leases
Schedule 1.1(b)       Business Employees
Schedule 1.1(c)       Leased Equipment
Schedule 2.1(g)       Licenses
Schedule 2.1(j)       Domain Names
Schedule 2.2(f)       Excluded Contracts
Schedule 2.4(a)       Vacation, Personal Days and Floating Holidays
Schedule 2.4(b)       Executive Retention Payments
Schedule 3.2          Subsidiaries
Schedule 3.4(b)       Required Consents
Schedule 3.6          Governmental Permits
Schedule 3.7(a)       Real Estate
Schedule 3.7(c)       Status of Leases
Schedule 3.8(a)       Compliance with Laws
Schedule 3.8(b)       Litigation
Schedule 3.9(b)       Benefit Plans
Schedule 3.10         Material Contracts
Schedule 3.11         Environmental Matters
Schedule 3.12(a)      Financial Statements
Schedule 3.12(d)      Interim Financial Statements
Schedule 3.13(b)      Intellectual Property
Schedule 3.14(a)      Product Issues
Schedule 3.15         Product Warranty
Schedule 3.17         Customers and Suppliers
Schedule 5.2          Exceptions to Seller's Conduct of ORiNOCO Business
Schedule 5.4(b)       Relocation and Tuition Assistance; International Assignee Status
Schedule 5.4(c)       Severance Benefits
Schedule 8.2(d)       Closing Required Consents


EXHIBITS

Exhibit A             Form of Assignment and Bill of Sale and Assumption Agreement
Exhibit B-1           Form of Intellectual Property Agreement
Exhibit B-2           Form of Patent License Agreement
Exhibit C             Form of Lease Assignment
Exhibit D             Form of Sublease
Exhibit E             Form of Supply Agreement
Exhibit F             Form of Transition Services Agreement

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of June 14, 2002 by and between AGERE SYSTEMS INC., a Delaware corporation ("Seller" or "Agere"), with offices at 555 Union Boulevard, Allentown, PA 18109 and PROXIM CORPORATION, a Delaware corporation ("Buyer"), with offices at 935 Stewart Drive, Sunnyvale, CA 94085.

                                 R E C I T A L S

        A. WHEREAS, Seller and the Subsidiaries (as hereinafter defined) are, among other things, engaged through a unit (referred to herein as Agere's "Wireless Communication and Networking Division" or "WCND") of its Client Systems Group in the ORiNOCO Business (as hereinafter defined);

        B. WHEREAS, the ORiNOCO Business is comprised of certain assets and liabilities that are currently owned by Seller and the Subsidiaries or in respect of which Seller or the Subsidiaries are currently obligated, as the case may be;

        C. WHEREAS, Seller and the Subsidiaries desire to sell, transfer and assign to Buyer or a Buyer Designee (as hereinafter defined), and Buyer or a Buyer Designee desires to purchase from Seller and the Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer or a Buyer Designee is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

        D. WHEREAS, Seller and/or one or more of the Subsidiaries and Buyer and/or one or more of the Buyer Designees desire to enter into each Assignment and Bill of Sale and Assumption Agreement, each Sublease or Lease Assignment, the Supply Agreement, the Intellectual Property Agreement, the Patent License Agreement and the Transition Services Agreement (each as hereinafter defined and collectively, the "Collateral Agreements").

        NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.      DEFINITIONS

        1.1 DEFINED TERMS

        For the purposes of this Agreement the following words and phrases shall have the following meanings:

        "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise. For purposes of this Agreement, Ripplewood Holdings LLC and related Persons (other than Buyer, any Buyer Designee or their respective Affiliates) shall not be deemed an Affiliate of Buyer.

        "Assignment and Bill of Sale and Assumption Agreement" means each agreement in substantially the form set forth as Exhibit A.

        "Assumed Lease" means each of the Leases to be assumed by the Buyer or a Buyer Designee pursuant to a Lease Assignment or Sublease and identified on
Schedule 1.1(a).

        "Benefit Plan" means, in respect of any Business Employee, each Pension Plan, Welfare Plan and employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller or the Subsidiaries, provided such plans, programs, or arrangements are in writing.

        "Business Day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which banking institutions are not required by law to be closed in the State of New York.

        "Business Employees" means the employees of Seller or the Subsidiaries employed in the ORiNOCO Business and identified on Schedule 1.1(b).

        "Business Records" means all books, records, ledgers, tangible data, disks, tapes, and other media-storing data and files or other similar information used or held for use primarily in the operation or conduct of the ORiNOCO Business, including price lists, customer lists, supplier or vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, bids, records of operation, accounting and financial records, standard forms of documents, manuals of operations or business procedures, designs, research materials and product testing reports, but excluding any such items to the extent (i) they are included in the Excluded Assets or Excluded Liabilities or (ii) any applicable Law prohibits their transfer.

        "Buyer Designee" means one or more subsidiaries of Buyer identified by Buyer to Seller prior to the Closing Date.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended.

        "Channel Inventory" means inventory sold to distributors of the ORiNOCO Business for which revenue has not been recognized by Seller as of any specified date in accordance with Seller's revenue recognition policies as set forth in the Financial Statements.

        "Closing" means the closing of the transactions described in Article 7.

        "Closing Date" means the date of the Closing as determined pursuant to
Section 7.3.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" means the agreement between Seller and Buyer dated February 14, 2002.

        "Contracts" means all Third-Party contracts, agreements, leases, subleases, supply contracts, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the ORiNOCO Business, that will be in effect on the Closing Date and to which Seller or a Subsidiary is a party, including, without limitation, any such contracts, agreements, leases, subleases, supply contracts, sales orders and instruments (i) for the lease of machinery, equipment, motor vehicles, furniture or office equipment,
(ii) for the provision of goods or services to the ORiNOCO Business, (iii) for the sale by the ORiNOCO Business of goods or performance by the ORiNOCO Business of services, (iv) for the sale and distribution of the products of the ORiNOCO Business, and (v) any such contracts, agreements, instruments and leases referred to in clauses (i) - (iv), inclusive, entered into between the date hereof and the Closing Date by Seller or a Subsidiary in the ordinary course of business consistent with past practice and outstanding as of the Closing Date, but not the Excluded Contracts.

        "Counsel for Buyer" means Simpson Thacher & Bartlett.

        "Counsel for Seller" means a corporate counsel of Seller.

        "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant, licenses, adverse claims of ownership or use, or other similar restriction or Third Party right affecting the Purchased Assets, but shall not include Permitted Encumbrances.

        "Environmental Law" means any Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., or any other similar Law, as any such law has been amended or supplemented, and the regulations promulgated pursuant thereto, in each case as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Excluded Contracts" means those Contracts (i) identified in Schedule 2.2(f), (ii) under which performance by Seller or an Affiliate of Seller has been completed and for which there is no remaining warranty, maintenance, or support obligation, (iii) that constitute a General Purchase Agreement, or (iv) under which performance by the counterparty has been completed and for which there is no remaining payment obligation of such party.

        "Excluded Taxes" means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable, for any Taxes relating to, pertaining to, or arising out of the ORiNOCO Business or the Purchased Assets for any Pre-Closing Tax Period, including, but not limited to, any Taxes on Seller's income arising in connection with the consummation of the transactions contemplated hereby.

        "Fixtures and Supplies" means all furniture, furnishings and other tangible personal property owned by Seller or a Subsidiary and used or held for use primarily in the operation or conduct of the ORiNOCO Business and located in the Leased Premises, including, without limitation, desks, tables, chairs, file cabinets and other storage devices and office supplies and any additions, improvements, replacements and alterations thereto between the date hereof and the Closing Date and all warranties and guarantees, if any, express or implied with respect to the foregoing, but excluding any such items that primarily relate to Excluded Assets or Excluded Liabilities.

        "GAAP" means U.S. generally accepted accounting principles.

        "General Purchase Agreements" means Third-Party supply contracts or other agreements between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or an Affiliate purchases or sells products or services from or to such Third-Party primarily for one or more of Seller's or such Affiliate's businesses other than the ORiNOCO Business.

        "Governmental Body" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

        "Governmental Permits" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations identified on
Schedule 3.6 issued to Seller or a Subsidiary by Governmental Body with respect to the ORiNOCO Business and necessary for the operation or conduct of the ORiNOCO Business as currently conducted under applicable Laws.

        "Hazardous Substance" means (i) any hazardous, toxic or dangerous waste, substance or material defined as such pursuant to any Environmental Law, (ii) asbestos or PCBs and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Intellectual Property Agreement" means the agreement in substantially the form set forth as Exhibit B-1.

        "Inventory" means all inventory, wherever located, including raw materials, work in process, recyclable materials, finished products, inventoriable supplies, and parts and non-capital spare parts owned by Seller or a Subsidiary and used or held for use in the operation or conduct of the ORiNOCO Business, and any rights of Seller or a Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable.

        "IRS" means the U.S. Internal Revenue Service.

        "Law" means any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

        "Lease" means all leases or other agreements together with any amendments thereto pursuant to which Seller leases, subleases or otherwise occupies (whether as tenant, subtenant or other occupancy arrangement) any of the Leased Premises.

        "Lease Assignment" means each assignment agreement with respect to an Assumed Lease in substantially the form set forth as Exhibit C.

        "Leased Equipment" means the vehicles, computers, servers, machinery and equipment and other similar items identified on Schedule 1.1(c) leased and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the ORiNOCO

Business but shall not include any such items that are Excluded Assets or Excluded Liabilities.

        "Leased Premises" means the real property that is leased by Seller or a Subsidiary and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the ORiNOCO Business, together with all rights and interests thereunder (including leasehold improvements).

        "Licenses" means all licenses, agreements and other arrangements, including those identified on Schedule 2.1(g), concerning any Proprietary Information to which Seller or a Subsidiary is a party to the extent used or held for use primarily in the operation or conduct of the ORiNOCO Business but not (i) the Nonassignable Licenses, (ii) generally available shrink-wrap software licenses, or (iii) any such items primarily related to Excluded Assets or Excluded Liabilities.

        "Nonassignable Licenses" means those Licenses of Proprietary Information under which Seller or an Affiliate of Seller is the licensee that are (i) not by their terms assignable to Buyer or (ii) related to other businesses of Seller or an Affiliate of Seller.

        "ORiNOCO Business" means the worldwide design, engineering, manufacturing, marketing, sale and distribution of IEEE 802.11 standards-based wireless network system infrastructure solutions, including both ORiNOCO-branded products and private label systems products, as carried on by Seller and the Subsidiaries from October 1, 2001 through the Closing, but excluding (i) Agere's WCND client module business which, among other things, sells radio products for integration into host devices and sells client card products, (ii) any billing, order entry, fulfillment, accounting, collections, sales and other centralized or administrative activities that are currently provided by centralized functional organizations within, or controlled by, Agere, in the case of clauses
(i) and (ii) that are not being transferred hereunder.

        "Patent License Agreement" means the agreement in substantially the form set forth as Exhibit B-2.

        "Pension Plan" means each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

        "Permitted Encumbrances" means any (i) statutory lien for Taxes, assessments and other governmental charges or liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, which are in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings, for which appropriate reserves (if required) are being maintained in accordance with GAAP, (ii) liens incurred or deposits made in the ordinary course of ORiNOCO Business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds and similar obligations, (iii) licenses granted by Seller or an Affiliate of Seller in connection with sales of products in the ordinary course of business and (v) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the conduct of the ORiNOCO Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets or the ORiNOCO Business.

        "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

        "Pre-Closing Tax Period" means, with respect to the ORiNOCO Business or the Purchased Assets, any Tax period (or portion thereof) ending on or before the Closing Date.

        "Principal Equipment" means all computers, servers, machinery, equipment (including any related spare parts, dies, molds, tools, and tooling) and other items used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the ORiNOCO Business but not the Leased Equipment or any Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items, but only to the extent such rights are assignable.

        "Proprietary Information" means all intellectual property and other information (whether or not protectable by patent, copyright, mask works or trade secret rights) not generally known to the public (except for patents), (i) including, but not limited to, works of authorship in any and all media, inventions, discoveries, improvements, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks, the goodwill of any business symbolized thereby and all common law rights related thereto, registrations and applications, specifications, technical manuals and data, databases, libraries, blueprints, drawings, designs, techniques, proprietary processes, product information, business plans and development work-in-process; and (ii) all rights to obtain renewals, extensions continuations, continuations-in-part, re-issues, divisions or similar legal protections related thereto.

        "Return" means any return, declaration, report, statement, and any other document required to be filed in respect of any Tax, including any amendment thereto.

        "Seller Material Adverse Effect" means any condition or event that has or could reasonably be expected to have a material and adverse effect upon (i) the assets, business, the financial condition or results of operations of the ORiNOCO Business taken as a whole, or (ii) the ability of Seller and its Affiliates to consummate the transactions contemplated by this Agreement, other than any condition or event (a) resulting from conditions in the United

States or foreign economies or securities markets in general, (b) resulting from conditions in the industry in which the ORiNOCO Business operates in general, except to the extent that the ORiNOCO Business is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of Buyer or a Buyer Designee in connection with this Agreement.

        "Sublease" means each sublease agreement with respect to an Assumed Lease in substantially the form set forth as Exhibit D.

        "Subsidiary" means each subsidiary of Seller that that has title to any Purchased Asset or an obligation that is an Assumed Liability.

        "Supply Agreement" means the agreement in substantially the form set forth as Exhibit E.

        "Taxes" means, all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Body under applicable Law.

        "Third Party" means any Person not an Affiliate of the other referenced Person or Persons.

        "Transition Services Agreement" means the agreement in substantially the form set forth as Exhibit F.

        "Welfare Plan" means each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

        1.2 ADDITIONAL DEFINED TERMS

        For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:

        Term                                       Section
        ----                                       -------
        "Agere"                                    Preamble
        "Agreement"                                Preamble
        "Asset Acquisition Statement"              Section 5.3(b)
        "Assumed Liabilities"                      Section 2.4
        "Antitrust Division"                       Section 5.6(b)
        "Buyer"                                    Preamble

        "Buyer Savings Plan"                       Section 5.4(e)
        "Collateral Agreements"                    Recital D
        "Continuation Coverage Requirements"       Section 5.4(f)
        "Excluded Assets"                          Section 2.2
        "Excluded Leased Equipment"                Section 5.5(b)
        "Excluded Liabilities"                     Section 2.5
        "Financial Statements"                     Section 3.12(a)
        "FTC"                                      Section 5.6(b)
        "Indemnified Party"                        Section 9.3(a)
        "Indemnifying Party"                       Section 9.4(a)
        "Interim Financial Statements"             Section 3.12(d)
        "Losses"                                   Section 9.3(a)
        "Material Contracts"                       Section 3.10
        "NL Transferred Employees"                 Section 3.9(a)
        "Nonassignable Assets"                     Section 2.6(c)
        "ORiNOCO Intellectual Property"            Section 3.13(a)
        "Purchase Price"                           Section 2.3
        "Purchased Assets"                         Section 2.1
        "Purchased Leased Equipment"               Section 5.5(b)
        "Required Consents"                        Section 3.4(b)
        "Seller"                                   Preamble
        "Seller Name"                              5.8(a)
        "Third-Party Claim"                        Section 9.4(a)
        "Transferred Employees"                    Section 5.4(a)
        "Transfer Taxes"                           Section 2.9(a)
        "WCND"                                     Recital A

        1.3 OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

        Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

        Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the starting reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

        Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

        Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this

Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

        Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

        Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

        Reasonable Commercial Efforts. Reasonable commercial efforts means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require expenditure of material funds or the incurrence of a material liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective.

        Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by either party on any one Schedule with respect to any representation, warranty or covenant of such party shall be deemed disclosed for purposes of all other representations, warranties or covenants of such party to the extent that it is reasonably apparent from such disclosure that is also relates to such other representations, warranties or covenants, and to the extent any matter disclosed on any Schedule conflicts with any representation, warranty or covenant of such party contained in this Agreement, and to the extent such conflict is reasonably apparent thereto, such party shall not have any liability with respect such representation, warranty or covenant.

2.      PURCHASE AND SALE OF THE ORiNOCO BUSINESS

        2.1 PURCHASE AND SALE OF ASSETS

        Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall, or shall cause one or more of the Subsidiaries to, grant, bargain, sell, transfer, assign, convey and deliver to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall purchase, acquire and accept from Seller or the applicable Subsidiary all of the right, title and interest in, to and under the Purchased Assets that Seller or the applicable Subsidiary owns, leases, licenses, possesses, uses and has the right to transfer as the same shall exist on the Closing Date, free and clear of Encumbrances. For purposes of this Agreement, the term "Purchased Assets" means all the assets, properties and rights used or held for use by Seller or the applicable Subsidiary primarily in the operation or conduct of the ORiNOCO Business, whether tangible or intangible, real, personal or mixed, set forth or described in paragraphs (a) through (l) below (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

        (a) the Assumed Leases;

        (b) the Principal Equipment and the Purchased Leased Equipment;

        (c) the Fixtures and Supplies;

        (d) the Inventory;

        (e) the Intellectual Property;

        (f) the Contracts;

        (g) the Licenses;

        (h) the Business Records (including any Tax records);

        (i) the Governmental Permits but only to the extent that such Governmental Permits are assignable or transferable to Buyer or a Buyer Designee;

        (j) the domain names set forth on Schedule 2.1(j);

        (k) all rights, choses and claims of any kind relating to the ORiNOCO Business, known or unknown, accrued or contingent, against Third Parties arising out of transactions occurring after the Closing Date; and

        (l) the goodwill of the ORiNOCO Business.

        Notwithstanding the foregoing, the Purchased Assets shall not include the Netherlands Purchased Assets (as defined in the Assignment and Bill of Sale and Assumption Agreement for the Netherlands attached hereto as Exhibit A) unless and until Agere Systems Nederland B.V. has complied with its obligations under the Act on Works Councils (Wet op de Ondernemingsraden).

        2.2 EXCLUDED ASSETS

        Notwithstanding anything in Section 2.1 to the contrary, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any Subsidiary is granting, bargaining, selling, transferring, assigning, conveying or delivering to Buyer or a Buyer Designee, and neither Buyer nor any Buyer Designee is purchasing, acquiring or accepting from Seller or any Subsidiary, any of the rights, properties or assets set forth or described in paragraphs (a) through (i) below (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "Excluded Assets"):

        (a) any of Seller's or any Affiliate of Seller's receivables, cash, cash equivalents, bank deposits or similar cash items or employee receivables;

        (b) any (i) confidential personnel records pertaining to any Business Employee; (ii) other books and records that Seller or any Affiliate of Seller is required by Law to retain or that Seller determines are necessary or advisable to retain; provided, however, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the ORiNOCO Business or any of the Purchased Assets; and (iii) any information management system of Seller or any Affiliate of Seller other than those used or held for use primarily in the operation or conduct of the ORiNOCO Business and contained within computer hardware included as a Purchased Asset pursuant to Section 2.1(b);

        (c) any claim, right or interest of Seller or any Affiliate of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any periods ending on or prior to the Closing Date;

        (d) subject to Section 5.8, all "Agere," or "Agere Systems," marked sales and marketing or packaging materials, samples, prototypes, other similar Agere Systems- identified sales and marketing or packaging materials;

        (e) the Excluded Contracts, the Nonassignable Licenses and the Excluded Leased Equipment;

        (f) any insurance policies or rights of proceeds thereof;

        (g) except as specifically provided in Section 5.4, any of the assets of the Benefits Plans; and

        (h) any rights, claims or causes of action of Seller or any Affiliate of Seller against Third Parties relating to the assets, properties, ORiNOCO Business or operations of Seller or any Affiliate of Seller arising out of transactions occurring on or prior to the Closing Date;

        (i) all other assets, properties, interests and rights of Seller or any Affiliate of Seller related to the operations of the ORiNOCO Business in India;

        (j) Seller's leasehold interest in the Netherlands ORiNOCO facility; and

        (k) the NL Transferred Employees to be employed or terminated by Seller pursuant to the Transition Services Agreement.

        2.3 PURCHASE PRICE

        In consideration of the grant, bargain, sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer or a Buyer Designee, and in addition to assuming the Assumed Liabilities, Buyer and/or a Buyer Designee shall pay to Seller at the Closing, an aggregate amount equal to Sixty-Five Million Dollars ($65,000,000) (the "Purchase Price") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to Closing.

        2.4 ASSUMED LIABILITIES

        On the Closing Date, Buyer or one or more Buyer Designees shall execute and deliver to Seller the Assignment and Bill of Sale and Assumption Agreements and the Lease Assignments or Subleases pursuant to which Buyer or the applicable Buyer Designee shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" means the liabilities and obligations set forth or described in paragraphs (a) through (e) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

        (a) to the extent identified on Schedule 2.4(a), the accrued unpaid vacation, personal days and floating holidays accrued by Transferred Employees;

        (b) the executive retention payments set forth on Schedule 2.4(b);

        (c) the liabilities and obligations arising on or after the Closing Date under the Assumed Leases and the transferred Contracts, Licenses and Government Permits;

        (d) with respect to the ORiNOCO Business, any product warranty liabilities arising from sales of products in the ordinary course of business;

        (e) the Permitted Encumbrances and all other Encumbrances identified in the Schedules to this Agreement; and

        (f) the employment-related obligations and liabilities arising as a result of the Transferred Employees' employment with Buyer or a Buyer Subsidiary and the obligations and liabilities with respect to the ORiNOCO Business or the Purchased Assets arising from, or in connection with, the conduct of the ORiNOCO Business by the Buyer or the ownership of the Purchased Assets after the Closing Date.

        Notwithstanding the foregoing, the Assumed Liabilities shall not include the Netherlands Assumed Liabilities (as defined in the Assignment and Bill of Sale and Assumption Agreement for the Netherlands attached hereto as Exhibit A) unless and until Agere Systems Nederland B.V. has complied with its obligations under the Act on Works Councils (Wet op de Ondernemingsraden).

        2.5 EXCLUDED LIABILITIES

        Neither the Buyer nor any Buyer Designee shall assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any Subsidiary, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "Excluded Liabilities") and Seller shall pay, perform and discharge all such Excluded Liabilities. For the avoidance of doubt, the parties agree that the Excluded Liabilities include, but are not limited to, any and all liabilities or obligations set forth or described in paragraphs (a) and (e) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or any applicable Subsidiary's financial statements:

        (a) any Excluded Taxes;

        (b) arising out of or related to any Excluded Asset

        (c) except as set forth in Section 2.4(d) above, arising out products shipped or services rendered or for which a receivable was booked prior to Closing;

        (d) except as identified on Schedule 2.4(a) and the executive retention payments identified on Schedule 2.4(b), any and all liabilities relating to or in connection with the employment or termination of employment of each Transferred Employee by Seller on or prior to the effective date of his or her employment with Buyer;

        (e) any liabilities in connection with, or relating to, any actions, suits, claims or proceedings against Seller or any Subsidiary which arise or accrue on or before the Closing Date;

        (f) any obligations or liabilities in connection with, or relating to, AirPort Base Stations, capacitors and/or rework costs with respect to products sold or delivered to Apple Computer, Inc.; and

        (g) any and all other obligations or liabilities, other than the Assumed Liabilities.

        2.6 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

        (a) From time to time following the Closing, Seller shall, or shall cause its Affiliates to, make available to Buyer or Buyer Designees such non-confidential data and information in personnel records of Transferred Employees and NL Transferred Employees as is reasonably necessary for Buyer or Buyer Designees to integrate such employees into Buyer's or Buyer Designees' workforce.

        (b) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its Affiliates and each of their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer and the Buyer Designees under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and each of their respective successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer and the Buyer Designees under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby (including (i) transferring back to Seller or a Subsidiary any asset or liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which asset or liability was transferred to Buyer or a Buyer Designee at the Closing and (ii) transferring to Buyer or a Buyer Designee any asset or liability contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Buyer or a Buyer Designee at the Closing).

(c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Lease, License (which shall include, for the purpose of this Section 2.6, all Non-Assignable Licenses), Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body ("Nonassignable Assets") unless and until such consent shall have been obtained. Seller shall, and shall cause its Affiliates to cooperate with Buyer or a Buyer Designee in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or such Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets.

        (d) Buyer and Seller shall use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to transfer all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such liabilities and obligations.

        (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

        (f) Notwithstanding anything in this Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose under this Agreement.

        (g) Promptly after the receipt thereof by Seller, Seller shall transfer to the Buyer any consideration that it receives which relates to an Assumed Liability to the extent that such consideration relates to the ORiNOCO Business or Purchased Assets and to the extent that such Assumed Liability remains unperformed or unfulfilled on the Closing Date, or by its terms continues in effect after the Closing Date, in each case only to the extent that Buyer has performed its obligations under such Assumed Liability as of the date of Seller's receipt of such consideration.

        (h) Seller shall attempt to secure for Buyer from the counter party thereto, for the entire unexpired term of any such agreement, the benefit of any General Purchase Agreement marked with an asterisk (*) on Schedule 3.10 to the extent such agreement benefited the ORiNOCO Business as of immediately prior to the Closing Date.

        (i) From time to time following the Closing, Seller shall cooperate with Buyer and make available to Buyer (i) such data and information as Buyer may reasonably request for the purpose of preparing financial statements in conformity with applicable federal and state securities laws with respect to the ORiNOCO Business as conducted through the Closing Date, and (ii) such personnel and information as Buyer may reasonably request for the purpose of responding to any inquiry, investigation or comment letter of any Governmental Entity concerning any financial statement including or reflecting the assets, results of operations, cash flows or other results of (whether as a segment or otherwise) the ORiNOCO Business as conducted through the Closing Date.

        2.7 PROPRIETARY INFORMATION

        Unless expressly set forth in this Agreement, the Intellectual Property Agreement or in any Collateral Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Proprietary Information of Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise.

        2.8 BULK SALES LAW

        Buyer hereby waives compliance by Seller with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the Pennsylvania Uniform Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer or a Buyer Designee.

        2.9 TAXES

        (a) All applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's or any Subsidiary's net income and capital gains taxes or franchise or other taxes based on Seller's or any Subsidiary's net income ("Transfer Taxes") shall be paid by the party prescribed by applicable law as primarily liable for such Transfer Taxes.

        (b) Seller shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the tax periods (or that portion of the period) ending prior to or on the Closing Date. Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the tax periods (or that portion of the period) beginning the day after the Closing Date.

        2.10 BUYER DESIGNEE

        The parties agree that Buyer may assign the right to purchase certain of the Purchased Assets to one or more Buyer Designees or that one or more Buyer Designees may enter into a Collateral Agreement. Notwithstanding any such assignment or execution of a Collateral Agreement by a Buyer Designee, Buyer shall remain liable for, and any such assignment or execution shall not relieve Buyer of, its obligations hereunder or thereunder.

Any reference to Buyer in this Agreement shall to the extent applicable also be deemed a reference to the applicable Buyer Designee, except where in context of this Agreement such use would not be appropriate.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in Schedules attached hereto and delivered by Seller to Buyer prior to the execution of this Agreement, Seller represents and warrants to Buyer that:

        3.1 ORGANIZATION AND QUALIFICATION

        Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the ORiNOCO Business as currently conducted by it and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the operation or conduct of the ORiNOCO Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        3.2 SUBSIDIARIES

        Schedule 3.2 contains a complete and accurate list of each Subsidiary, together with its jurisdiction of organization. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to carry on its portion of the ORiNOCO Business as currently conducted and to own or lease and operate its portion of the Purchased Assets. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its portion of the Purchased Assets or the operation or conduct of its portion of the ORiNOCO Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect. The Subsidiaries listed on Schedule 3.2 are the only Affiliates of Seller that have title to any Purchased Asset or any obligation that is an Assumed Liability.

        3.3 AUTHORIZATION; BINDING EFFECT

        (a) (i) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party has been duly authorized by all requisite corporate action.

               (ii) Each Subsidiary has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby and the execution, delivery and performance of the Collateral Agreements to which it will be a party has been duly authorized by all requisite corporate action.

        (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller and each Subsidiary will be a party when duly executed and delivered by Seller or such Subsidiary will be, valid and legally binding obligations of Seller or such Subsidiary, as applicable, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

        3.4 NON-CONTRAVENTION; CONSENTS

        (a) Assuming that all Required Consents have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Seller or any Subsidiary and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's or any Subsidiary's charter, by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller or a Subsidiary is a party or by which it is bound which relates to the ORiNOCO Business or the Purchased Assets, or (iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller, a Subsidiary, the ORiNOCO Business or the Purchased Assets, other than in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or a Subsidiary in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby by Seller or such Subsidiary, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets or assign the benefits of or delegate performance with regard thereto,
(iii) those set forth in Schedule 3.4(b) (items (i), (ii) and (iii) being referred to herein as the "Required Consents") and (iv) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        3.5 TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF ASSETS

        (a) Seller or a Subsidiary has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance.

        (b) Each material, tangible Purchased Asset is in reasonable operating condition, in light of its age, for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

        (c) Except for (i) the assets that will be used in connection with providing services under the Transition Services Agreement and (ii) the Excluded Assets, the Purchased Assets (including, without limitation, the ORiNOCO Intellectual Property) and the Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) include all assets, personnel and rights that are used or held for use by Seller or a Subsidiary primarily in the operation or conduct the ORiNOCO Business, and are sufficient for the conduct of the ORiNOCO Business immediately following the Closing in substantially the same manner as currently conducted. In the event this Section 3.5(c) is breached because Seller or a Subsidiary has in good faith failed to identify and transfer any assets or properties or provide any services used in the ORiNOCO Business, such breach shall be deemed cured if Seller or the applicable Subsidiary promptly transfers such properties or assets or provides such services to Buyer or a Buyer Designee at no additional cost to Buyer or such Buyer Designee.

        (d) All Principal Equipment and Fixtures are located on the Leased Premises except for certain test systems, consisting of injection molding tools, personal computers with special test fixtures and connectors and software that are used to manufacture and test the products of the ORiNOCO Business, that are located at the contract manufacturing facility used by Seller in Taiwan or at the facilities of subcontractors.

        3.6 PERMITS; LICENSES

        Except as set forth on Schedule 3.6, there are no material Governmental Permits necessary for or used by Seller or a Subsidiary to operate or conduct the ORiNOCO Business as currently conducted. Seller or one of the Subsidiaries owns, holds or possesses in its own name, all Governmental Permits necessary to own or lease, operate and use the Purchased Assets and to carry on and conduct the ORiNOCO Business and its operations as presently conducted, except for such Governmental Permits, the absence of which could not reasonably be expected to have a Seller Material Adverse Effect. The Governmental Permits held, owned or possessed by Seller or one of the Subsidiaries are valid and in full force and effect and no proceeding is recorded, pending or, to Seller's knowledge, threatened seeking the suspension, modification, limitation or revocation of any such Governmental Permit. Neither Seller nor any Subsidiary is in violation of or default under any such Governmental Permits, which could, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

        3.7 REAL ESTATE

        (a) Schedule 3.7(a) contains a complete and accurate list of the Leased Premises and the Assumed Leases. Buyer has been provided with a complete and correct copy of each Assumed Lease. Each Assumed Lease is in full force and effect and constitutes a valid and binding obligation, legally enforceable agreement against Seller, and, to Seller's knowledge, the other party thereto. To Seller's knowledge, neither Seller nor any Subsidiary has violated, and, to Seller's knowledge, the landlord has not waived, any of the material terms or conditions of any Assumed Lease and, to Seller's knowledge, all the material covenants to be performed by Seller or any Subsidiary and the landlord under each Assumed Lease have been performed in all material respects, and neither Seller nor any Subsidiary has received any notice from the other party to such Assumed Lease of the termination thereof, and there is no default or event which, with the giving of notice or lapse of time or both, would constitute a default on the part of the Seller or Subsidiary party thereto (nor to the knowledge of Seller, on the part of any other party to such Assumed Lease). Seller or its Subsidiary has good and valid title to the leasehold estate in the Leased Premises, free and clear of any Encumbrances other than Permitted Encumbrance or arising as a result of the ownership of the Purchased Assets by Buyer.

        (b) The use of the Leased Premises by Seller or a Subsidiary does not violate and has not violated any local zoning or similar land use Laws or governmental regulations except for any violations that individually or in the aggregate (i) will not materially and adversely affect the ability of the Buyer to use the affected Leased Premises in the manner and scope in which it is now being used or operated, or (ii) have not had and could not reasonably be expected to have a Seller Material Adverse Effect. Neither Seller nor any Subsidiary is in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting any Leased Premises except for any violation or noncompliance that, individually or in the aggregate, (i) will not materially and adversely affect the ability of the Buyer to use the affected Leased Premises in the manner and scope in which it is now being used or operated, or (ii) has not had and could not reasonably be expected to have a Seller Material Adverse Effect. There is no pending or existing condemnation or, to the best knowledge of Seller, threatened condemnation or special assessment affecting any Leased Premise.

        (c) Except as set forth in Schedule 3.7(c), each Assumed Lease can be assigned or sublet by the applicable Seller without any material change in terms or conditions and the consummation of the transactions contemplated by this Agreement will not constitute a breach or default under any such Assumed Lease or give the landlord a right to terminate any such Assumed Lease. Seller agrees that to the extent that the landlord's consent to assignment or sublet is required to assign any Assumed Lease and such consent is not received prior to closing, Seller will use its reasonable commercial efforts to obtain such consent promptly after the Closing (including remaining as guarantor or any such Assumed Lease).

        3.8 COMPLIANCE WITH LAWS; LITIGATION

        (a) Except as set forth on Schedule 3.8(a), with respect to the ORiNOCO Business conducted by Seller and each Subsidiary, Seller and each Subsidiary is in compliance with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies by which the ORiNOCO Business or the Purchased Assets are bound or affected except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        (b) Except as set forth on Schedule 3.8(b), there is no action, suit, proceeding, arbitration or governmental investigation pending or, to Seller's knowledge, threatened against Seller, any Subsidiary, the ORiNOCO Business or the Purchased Assets, (i) which seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) with respect to the ORiNOCO Business that, individually or in the aggregate, has had or could be reasonably expected to have a Seller Material Adverse Effect.

        3.9 BUSINESS EMPLOYEES

        (a) Schedule 1.1(b) contains a complete and accurate list of all the Business Employees as of the date specified in such list (which in any event shall be no more than 10 business days prior to the date hereof), showing for each Business Employee, (i) the name, position held, service date, salary or wages and aggregate annual compensation for Seller's or the applicable Subsidiary's last fiscal year, and (ii) such employee's status to show whether he or she is on vacation, holiday, illness, leave of absence or short-term disability or long-term disability. None of the Business Employees is covered by any union, collective bargaining agreement or other similar labor agreement, formal or informal, nor, to the knowledge of Seller, has there been any labor union organizing activities relating to the Business Employees within the past 5 years, except for the Business Employees located in the Netherlands whose employment is covered under a Collectieve Arbeidsovereenkomst (collective labor agreement). Other than the employment of the Business Employees indicated on
Schedule 1.1(b) as governed by Dutch law, no employees of Seller or any Subsidiary will transfer to Buyer or any Affiliate thereof by operation of art. 7:662 et seq. of the Dutch Civil Code (Burgerlijk Wetboek) in connection with the transactions contemplated by this Agreement and the NL Redundant Employees other than the NL Redundant Transferred Employees (as such terms are defined in the Transition Services Agreement) cannot claim existence of an employment agreement with Buyer or a Buyer Designee. All salaries and other emoluments (including any and all fringe benefits (secundaire arbeidsvoorwaarden), wage taxes (including with respect to stock options or similar instruments), social security and employee insurance contributions that accrue for the benefit of the NL Transferred Employees up to and including the Closing Date, as well as any other obligations of Seller, or the applicable Subsidiary, arising out of an employment agreement with an NL Transferred Employee will have been settled at the Closing Date.

        (b) Except as set forth in Schedule 3.9(b), with respect to the Business Employees, neither Seller nor any Subsidiary currently maintains, contributes to or has any liability under any Benefit Plan. Each Benefit Plan listed on
Schedule 3.9(b) has been operated in material compliance with all applicable Laws, including ERISA. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Seller or any Subsidiary, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any Contract that will be assumed by the Buyer, would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

        (c) With respect to the ORiNOCO Business, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent, or (iii) any controversies pending, or to Seller's knowledge, threatened between Seller or any Subsidiary and any of their respective employees that could reasonably be expected to have a Seller Material Adverse Effect.

        3.10 CONTRACTS

        (a) Schedule 3.10 contains a complete and accurate list of all existing Contracts of Seller or a Subsidiary that:

               (i) involve payments by or to either Seller or a Subsidiary of more than $50,000 per year or more than $100,000 in the aggregate over the full term thereof;

               (ii) are with Transferred Employees or NL Transferred Employees;

               (iii) contain any provision or covenant prohibiting or limiting the ability of Seller to engage in any activity relating to or involving the ORiNOCO Business (including geographical restrictions) or to compete, directly or indirectly, with any person as to the ORiNOCO Business;

               (iv) create or obligate Seller to participate in any joint venture or similar arrangement with respect to or affecting the ORiNOCO Business or the Purchased Assets;

               (v) relate to any material license relating to the ORiNOCO Business or the Purchased Assets; and

               (vi) relate to the ORiNOCO Business or pursuant to which the Purchased Assets may be bound or affected that is not in the ordinary course of business or which is material to the ORiNOCO Business taken as a whole (the "Material Contracts").

        (b) The Material Contracts include all existing Contracts of Seller or a Subsidiary that are (i) primarily related to the ORiNOCO Business, or (ii) by which the Purchased Assets may be bound or affected, in each case whether written or oral. Each such Material Contract is valid, binding and enforceable against Seller or the applicable Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on Schedule 3.10, neither Seller nor any Subsidiary has received any notice that it is in default under or in breach of or is otherwise delinquent in performance under any Material Contract, and, to Seller's knowledge, each of the other parties thereto has performed all obligations required to be performed by it under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. Seller has made available to Buyer true and complete copies of all Material Contracts (including all amendments thereto).

        (c) The Material Contracts marked with an asterisk (*) on Schedule 3.10 are General Purchase Agreements related to the manufacturing or sale of products of the ORiNOCO business which are material to the ORiNOCO business, but do not include contracts generally related to centralized business operations or activities of Agere.

        3.11 ENVIRONMENTAL MATTERS

        Except as set forth in Schedule 3.11, with respect to the ORiNOCO
Business:

        (a) Seller and each Subsidiary has obtained all Governmental Permits relating to environmental, health and safety matters necessary for the operation or conduct of the ORiNOCO Business, and all such Governmental Permits are in good standing and Seller and each Subsidiary is in compliance with all terms and conditions of such permits, except where failures to obtain, maintain in good standing or be in compliance with, such permits, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect;

        (b) except for those matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect, none of the Leased Premises is subject to any on-going, or, to Seller's knowledge, threatened, investigation by, order from or agreement with any Person relating to (i) any Environmental Law or (ii) any remedial action arising from or related to the release or threatened release of a Hazardous Substance into the environment;

        (c) none of Seller, any Subsidiary, the ORiNOCO Business or the Purchased Assets is subject to any judicial or administrative proceeding, order, judgment, decree or settlement nor, to Seller's knowledge, any threatened judicial or administrative proceeding order or decree, alleging or addressing a violation of, or liability under, any Environmental Law;

        (d) Seller and each Subsidiary has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment, except where failures to file any such notices, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect; and

        (e) neither Seller nor any Subsidiary has received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance, except for any such notices relating to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        3.12 FINANCIAL STATEMENTS; ABSENCE OF CHANGES

        (a) Schedule 3.12(a) contains true and complete copies of the following audited financial statements of the ORiNOCO Business (the "Financial Statements"):

               (i) Statement of Net Assets as of September 30, 2001; and

               (ii) Statement of Net Sales, Cost of Sales and Direct Operating Expenses for the Year Ended September 30, 2001.

        (b) The Financial Statements were prepared in accordance with GAAP and on the basis of the books and records of the ORiNOCO Business (in each case, as of the date of such Financial Statements) applied consistently with prior periods, and present fairly, in all material respects, the net assets, net sales, cost of sales and direct operating expenses of the ORiNOCO Business as of the dates thereof and for each of the periods then ended in conformity with GAAP.

        (c) Since September 30, 2001, Seller and the Subsidiaries have conducted and operated the ORiNOCO Business in the ordinary course consistent with past practice and the ORiNOCO Business has not suffered any change or incurred any liability that has had or could reasonably be expected to have a Seller Material Adverse Effect.

        (d) Schedule 3.12(d) contains true and correct copies of the unaudited interim financial statements of the ORiNOCO Business (the "Interim Financial Statements"). Except as stated in Schedule 3.12(d), the Interim Financial Statements were prepared using the same methodology as the Financial Statements, and present fairly, in all material respects, the information stated therein for each of the periods then ended in conformity with GAAP, subject to normal year-end adjustments and the absence of notes.

        3.13 INTELLECTUAL PROPERTY

        (a) Seller or one of its Affiliates owns or has a valid right to transfer or grant the licenses in and to all of the Proprietary Information to be assigned or licensed pursuant to the Intellectual Property Agreement (collectively, the "ORiNOCO Intellectual Property").

        (b) Except as set forth in Schedule 3.13 (b), there are no pending, or, to Seller's knowledge, threatened, claims or demands of any Third Party pertaining to the ORiNOCO Intellectual Property, with respect to use, practice or license of the ORiNOCO Intellectual Property or the operation of the ORiNOCO Business by Seller or a Subsidiary as of the date hereof or with respect to the Purchased Assets, other than any such claims or demands that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. No proceedings have been instituted, or are pending, or, to Seller's knowledge, threatened which challenge the rights of Seller or a Subsidiary in respect of the ORiNOCO Intellectual Property, other than any such proceedings that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        (c) At the Closing, Seller or one of its Affiliates will provide, either by assignment or license, to Buyer in accordance with the Intellectual Property Agreement, all of the ORiNOCO Intellectual Property owned by Seller or the applicable Affiliate or as to which Seller or such Affiliate has a right to license without paying a royalty or fee, which Buyer requires to conduct the ORiNOCO Business after the Closing and to make, have made, use, lease, import, offer to sell or sell the products, as such products and services existed as of the Closing Date, of the ORiNOCO Business. Buyer's sole remedy for breach of this Section 3.13(c) shall be the assignment or license by Seller or one of its Affiliates at no additional cost to Buyer or a Buyer Designee, in accordance with the transfers and licenses provided in the Intellectual Property Agreement, of those components of such technology which are required by Buyer or a Buyer Designee to conduct the ORiNOCO Business after the Closing and to make, have made, use, lease, import, offer to sell or sell any products of the ORiNOCO Business as to which ownership or license rights were not adequately conveyed.

        3.14 PRODUCT LIABILITY AND RECALLS

        (a) Since January 1, 1999, there has been no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or Governmental Body pending or, to the best knowledge of Seller, threatened against or involving the ORiNOCO Business relating to any product alleged to have been designed, manufactured or sold by the ORiNOCO Business and alleged to have been defective or improperly designed or manufactured.

        (b) Except as set forth in Schedule 3.14(b), since January 1, 1999, there has been no pending, or to the best knowledge of Seller, threatened recall or investigation of any product sold by Seller or a Subsidiary in connection with the ORiNOCO Business.

        3.15 PRODUCT WARRANTY

        Schedule 3.15 includes copies of the standard terms and conditions of sale for the ORiNOCO Business (containing applicable guaranty, warranty and indemnity provisions). Except as set forth in Schedule 3.15, the products manufactured by the ORiNOCO Business have been sold by the ORiNOCO Business in accordance with the standard terms and conditions of sale. All product warranty claims included in the Assumed Liabilities shall be governed by the terms of such warranty provisions.

        3.16 INVENTORY

        (a) The Inventory (i) as reflected in the Financial Statements is stated at the lower of cost (determined principally on a first-in, first-out basis) or market, and (ii) is, and as of the Closing Date, will be, of quality and quantity usable or saleable in the ordinary course of the ORiNOCO Business, except in each case for obsolete items and items of below-standard quality that have been written down in the Financial Statements to estimated net realizable values. As of the Closing Date, the Channel Inventory will not have a value in excess of $5,000,000 in terms of potential revenues to Agere.

        (b) The Channel Inventory was sold by Seller or a Subsidiary in transactions arising in the ordinary course of business consistent with past practice, and has been accounted for in accordance with GAAP, consistently applied.

        3.17 CUSTOMER AND SUPPLIERS

        (a) Schedule 3.17 contains a list setting forth the 10 largest customers of the ORiNOCO Business, by dollar amount, over the 12 months ended March 31, 2002, and the 10 largest suppliers of the ORiNOCO Business, by dollar amount, over the 12 months ended March 31, 2002. All purchase and sale orders and other commitments for purchases and sales made by Seller or a Subsidiary in connection with the ORiNOCO Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or their representatives other than payments to such suppliers or their representatives for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business.

        (b) Seller reasonably believes that its relationships with the customers and suppliers of the ORiNOCO Business are satisfactory and has not been notified by any customer or supplier in any writing or email of any intention to terminate its relationship with the ORiNOCO Business as a result of the transactions contemplated by this Agreement or otherwise.

        3.18 RESTRICTIONS ON THE BUSINESS

        Except for this Agreement, to the best knowledge of Seller, there is no agreement, judgment, injunction, order or decree affecting Seller's or the Subsidiary's conduct of the ORiNOCO Business as currently conducted other than any such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        3.19 BROKERS

        Other than J.P. Morgan Securities Inc. , as to which Seller shall have full responsibility and for which neither Buyer nor any Buyer Designee shall have any liability, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller.

        3.20 TAXES

        There are no material liens for Taxes upon any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due and payable. Seller or a Subsidiary has duly and timely filed all material Tax Returns that it was required to file; all such Tax Returns were correct and complete in all material respects; and all Taxes owed with respect to the Purchased Assets and the ORiNOCO Business, and shown as due on any Tax Return, have been paid, except to the extent that any non-payment could not reasonably be expected to have a Seller Material Adverse Effect. None of the Purchased Assets is an asset or property that is or will be required to be treated as described in Section 168(f)(8) of the U.S. Internal Revenue Code of 1954 and in effect immediately before the enactment of the Tax Reform Act of 1986, or tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

        3.21 NO OTHER REPRESENTATIONS OR WARRANTIES

        (a) Except for the representations and warranties contained in this
Section 3, none of Seller, any Subsidiary, any Affiliate of Seller or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller, any Subsidiary, or any Affiliate of Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the ORiNOCO Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Section 3 is intended to, or does, cover or otherwise pertain to any assets that are not included in the Purchased Assets or any liabilities that are not included in the Assumed Liabilities.

        (b) The representations and warranties contained in this Article 3 (including the Schedules referred to in such representations and warranties) do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

4.      REPRESENTATIONS AND WARRANTIES OF BUYER

        Except as set forth in Schedules attached hereto and delivered by Buyer to Seller prior to the execution of this Agreement, Buyer represents and warrants to Seller that:

        4.1 ORGANIZATION AND QUALIFICATION

        Each of Buyer and any Buyer Designee is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and each of Buyer and any Buyer Designee has all requisite corporate power and authority to carry on its business as currently conducted by it and to own or lease and operate its properties. Each of Buyer and any Buyer Designee is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on its or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

        4.2 AUTHORIZATION; BINDING EFFECT

        (a) Each of Buyer and any Buyer Designee has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party, as the case may be, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and any Buyer Designee, as the case may be, has been duly authorized by all requisite corporate action.

        (b) This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements to which Buyer and each Buyer Designee will be a party when duly executed and delivered by Buyer or such Buyer Designee will be, valid and legally binding obligations of Buyer or such Buyer Designee, as applicable, enforceable against Buyer or such Buyer Designee, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

        4.3 NON-CONTRAVENTION; CONSENTS

        (a) Assuming that the consents specified in Section 4.3(b) below have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer or any Buyer Designee and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Buyer's or any Buyer Designee's charter, by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer or a Buyer Designee is a party or by which it or its assets or properties are bound, or
(iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or a Buyer Designee or any of their respective properties, other than in the case of clauses (ii) and
(iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not be reasonably expected to have a material adverse effect on Buyer's business taken as a whole or on its or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer or a Buyer Designee in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on its or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

        4.4 BROKERS

        Other than Broadview International LLC and Credit Suisse First Boston, as to which Buyer shall have full responsibility and for which neither Seller nor any Subsidiary shall have any liability, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate of Buyer.

        4.5 NO INDUCEMENT OR RELIANCE; INDEPENDENT ASSESSMENT

        (a) With respect to the Purchased Assets, the ORiNOCO Business and any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate of Seller, or any agent, employee, attorney or other representative of Seller or by any other Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally, and none of Seller, any Affiliate of Seller, or any agent, employee, attorney, other representative of Seller or other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including any information, documents or material made available in any "data rooms" or management presentations or in any other form in expectation of the transactions contemplated hereby.

        (b) Buyer acknowledges that it has made its own assessment of the present condition and the future prospects of the ORiNOCO Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate of Seller has made any warranty, express or implied, as to the future prospects of the ORiNOCO Business or its profitability for Buyer, or with respect to any forecasts, projections or ORiNOCO Business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the ORiNOCO Business and the negotiation and the execution of this Agreement.

        4.6 SUFFICIENCY OF FUNDS

        Each of Buyer and any Buyer Designee (i) by Closing will have sufficient funds available to pay the Purchase Price and any expenses incurred by Buyer or any Buyer Designee in connection with the transactions contemplated by this Agreement; (ii) by Closing will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder and under the Collateral Agreements; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

        4.7 NO OTHER REPRESENTATIONS OR WARRANTIES

        Except for the representations and warranties contained in this Section 4, none of Buyer, any Buyer Designee, any Affiliate of Buyer or any other Person makes any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer, any Buyer Designee or any Affiliate of Buyer, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement or the transactions contemplated hereby and thereby, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

5.      CERTAIN COVENANTS

        5.1 ACCESS AND INFORMATION

        (a) Seller shall give, or cause its Affiliates to give, to Buyer and its Affiliates, and their respective officers, employees, accountants, counsel and other representatives (including financing sources) reasonable access during Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records relating to the ORiNOCO Business, the Purchased Assets and the Assumed Liabilities (but excluding those related primarily to the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or legal or contractual Third-Party confidentiality obligation). Seller shall assist, and cause its Affiliates to assist, Buyer and its Affiliates and financing sources in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to any of them for such purposes; it being understood that Buyer shall reimburse Seller or the applicable Affiliate promptly for reasonable and necessary out-of-pocket costs and expenses, if any, incurred by Seller or any Affiliate in complying with any such request by or on behalf of Buyer.

        (b) After the Closing Date, Seller and Buyer shall provide, and shall cause their respective Affiliates to provide, to each other and to their respective officers, employees, accountants, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all ORiNOCO Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the ORiNOCO Business or the Purchased Assets, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities relating to the ORiNOCO Business or the Purchased Assets, and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses, if any, incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

        (c) Buyer shall preserve all Business Records, Licenses and Governmental Permits for at least seven (7) years after the Closing Date. After this seven-year period and at least ninety (90) days prior to the planned destruction of any Business Records, Licenses or Governmental Permits, Buyer shall notify Seller in writing and shall make available to Seller, upon its request, such Business Records, Licenses and Governmental Permits. Buyer further agrees that, to the extent Business Records, Licenses or Governmental Permits are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in an expeditious manner.

        5.2 CONDUCT OF THE ORiNOCO BUSINESS

        From and after the date of this Agreement and through the Closing Date, except as otherwise contemplated by this Agreement or in Schedule 5.2 or as Buyer shall otherwise consent to in writing, Seller, with respect to the ORiNOCO
Business:

        (a) will carry on the ORiNOCO Business in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable commercial efforts to keep intact the ORiNOCO Business, keep available the services of the Business Employees and preserve the relationships of the ORiNOCO Business with customers, suppliers licensors, licensees, distributors and others that have a business relationship with the ORiNOCO Business;

        (b) will not permit, other than as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) presently and actively used or held for use primarily in the operation or conduct of the ORiNOCO Business to be sold, licensed or subjected to any Encumbrance, other than sales of Inventory in accordance with
Section 5.2(d);

        (c) will not sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset, other than sales of Inventory in the ordinary course of business consistent with past practice and Section 5.2(d);

        (d) will not sell Inventory outside of the ordinary course of business consistent with past practice, including (i) acceleration of any sales to increase, or that have the effect of increasing, Channel Inventory, or (ii) offering discounts, rebates or special promotions that have the effect of accelerating sales to customers;

        (e) will not acquire any asset that will be a Purchased Asset except in the ordinary course of business consistent with past practice;

        (f) will not move any Principal Equipment or Fixtures from their present locations at the Leased Premises or at the contract manufacturing facilities used by Seller in Taiwan;

        (g) will not enter into, terminate or materially extend or materially modify any Material Contract except in the ordinary course of business consistent with past practice and following consultation with Buyer;

        (h) will not incur or assume any liabilities, obligations or indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material in scope or amount, or that will constitute Excluded Liabilities;

        (i) will not increase the salaries, wage rates, fringe benefits severance arrangements or vacation or personal time off policies of any Transferred Employees or NL Transferred Employees;

        (j) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect; and

        (k) will not enter into any agreement or commitment with respect to any of the foregoing.

        5.3 TAX REPORTING AND ALLOCATION OF CONSIDERATION

        (a) Seller and Buyer acknowledge and agree that (i) Seller or the applicable Subsidiary will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or a Subsidiary to any Business Employee in connection with the operation or conduct of the ORiNOCO Business for any tax period ending prior to or on the Closing Date, and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee or NL Transferred Employee in connection with the operation or conduct the ORiNOCO Business with respect to tax periods beginning the day after the Closing Date.

        (b) Seller and Buyer recognize their mutual obligations pursuant to
Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with their respective federal income tax returns. Accordingly, Seller and Buyer shall, no later than thirty (30) days after the Closing Date, attempt in good faith and use reasonable commercial efforts to (i) enter into a Purchase Price allocation agreement providing for the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in the preparation of the Asset Acquisition Statement in accordance with clause (i) for timely filing with their respective federal income tax returns. If Seller and Buyer shall have agreed on a Purchase Price allocation and an Asset Acquisition Statement, then Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and neither Seller nor Buyer shall take a Tax position which is inconsistent with such Purchase Price allocation.

        (c) Seller agrees to transfer to Buyer any records relating to withholding and payments of income and unemployment taxes (federal, state and local) and FICA taxes with respect to wages paid to Transferred Employees prior to the Closing (including, if available, Forms W-4, Employee Withholding Allowance Certificate). Buyer and Seller hereby agree that, pursuant to Revenue Procedure 96-60, Buyer agrees to provide the Transferred Employees with Forms W-2, Wage and Tax Statement, setting forth the wages paid and taxes withheld with respect to the Transferred Employees, for the calendar year in which the Closing occurs. Seller and Buyer agree to fully cooperate with respect to any filings and information necessary to effect the transactions contemplated by this section, including the transfer of employment records.

        5.4 BUSINESS EMPLOYEES

        (a) As of the Closing Date, Buyer shall make offers of employment to all Business Employees listed on Schedule 1.1(b) (including those absent due to vacation, holiday, illness, leave of absence or short-term disability, but excluding any Business Employees on long-term disability) other than the NL Transferred Employees, whose employment with Seller or a Subsidiary shall transfer to Buyer or a Buyer Designee by operation of Dutch law, and who will be treated (subject to the receipt of any necessary consents or approvals required by Dutch law) in accordance with the relevant provisions of the Transition Services Agreement. Seller shall cooperate in facilitating the performance of Buyer's obligation to make such offers. Business Employees (other than the NL Transferred Employees) who accept Buyer's offer of employment, as of the effective date of their employment with Buyer, are referred to as "Transferred Employees". Employment with Buyer of Transferred Employees shall be effective as of the day following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or on approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Buyer.

        (b) Buyer shall provide, or shall cause to be provided, to Transferred Employees, until at least December 31, 2002, the same salary offered by Seller immediately prior to the Closing Date. Buyer shall provide or shall cause to be provided, to Transferred Employees, for so long as such Transferred Employees remain employed by Buyer, employee benefits pursuant to employee benefit plans, programs, policies or arrangements maintained by Buyer or any subsidiary of Buyer providing coverage and benefits that, in the aggregate, are no less favorable than those provided to employees of Buyer or its subsidiaries in positions reasonably comparable to the positions held by Transferred Employees. Except as expressly set forth in this Section 5.4, no assets of any Benefit Plan shall be transferred to Buyer or any Affiliate of Buyer. Each employee benefit plan, program, policy and arrangement of Buyer or an Affiliate of Buyer, including Pension Plans, Welfare Plans, vacation plans and severance plans, shall recognize (i) for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the coverage period that includes the Closing Date, any payment made by any Transferred Employee towards deductibles, co-pays and out-of-pocket maximums in any health or other insurance plan of Seller and
(ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service, all service with Seller, including service with predecessor employers that was recognized by Seller and any prior unbridged service with Seller, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Buyer will continue to provide (A) relocation assistance to those Transferred Employees receiving it as of the Closing Date and (B) tuition assistance to those Transferred Employees who are receiving such benefits as of the Closing Date for the current academic session, in each case as set forth on
Schedule 5.4(b). Buyer will honor the terms and conditions of Seller's international assignee program as set forth on Schedule 5.4(b), including repatriation upon completion of assignment, completion bonuses, Tax equalization and Tax return preparation, with respect to Transferred Employees who are on international assignment as of the Closing Date, except that these costs shall be allocated between Buyer and Seller based on the portion of the international assignment occurring before or on the Closing Date (which shall be Seller's obligation) and after the Closing Date (which shall be Buyer's obligation).

        (c) Seller and Buyer intend that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Business Employee prior to or upon the consummation of the transactions contemplated hereby and that such employees will have continuous and uninterrupted employment immediately before and immediately after the Closing Date. Notwithstanding anything to the contrary in this Agreement, until at least December 31, 2002, Buyer shall provide severance benefits to Transferred Employees substantially equivalent to the benefits listed on Schedule 5.4(c).

        (d) Buyer agrees that its and its Affiliate's health and welfare plans shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under applicable health and welfare plans offered to the Transferred Employees by Seller or any Subsidiary) and any proof of insurability. Seller agrees to transfer the cafeteria plan assets in the accounts and experience of Transferred Employees to substantially equivalent plans that exist or will be established by Buyer to the extent permitted by applicable plan terms and applicable law. Seller shall remain responsible for any benefits payable under a Benefit Plan to Business Employees due to events occurring through the Closing Date. The medical and dental plans maintained by Buyer and Affiliates of Buyer shall recognize as dependents of the Transferred Employees any Class 2 dependents recognized by Seller's medical and dental plans to the extent such dependents are recognized as eligible dependents under Buyer's plans.

        (e) As soon as practicable following the Closing Date, Buyer shall cause one or more defined contribution savings plans intended to qualify under sections 401(a) and 401(k) of the Code (the "Buyer Savings Plan") to provide for the receipt of Transferred Employees' lump sum cash distributions, in the form of an eligible rollover distribution, which includes outstanding participant loans, from the Agere Systems Inc. Management 401(k) Plan, provided such rollovers are made at the election of the Transferred Employees and in accordance with the terms of the Buyer Savings Plan. Seller shall cause the Agere Systems Inc. Management 401(k) Plan to permit the Transferred Employees to elect a lump sum cash distribution of benefits accrued through the Closing Date in accordance with the Code.

        (f) With respect to all group health plans, Seller shall retain full responsibility and liability for compliance with Seller's continuation health care coverage requirements of Code Section 4980B and ERISA Sections 601 through 608 (the "Continuation Coverage Requirements") for all Qualifying Events within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA. On or after the Closing Date, Seller shall continue to comply with the Continuation Coverage Requirements with respect to all Qualifying Events affecting any current or former employees or former employee of the Seller and any qualifying beneficiary of such employee or former employee which Qualifying Events occurred prior to the Closing Date. Seller shall hold Buyer and any entity required to be combined with Buyer (within the meaning of Sections 414(b), (c), (m) or (i) of the Code) harmless from and fully indemnify them against any costs, expenses, losses, damages and liabilities incurred or suffered by them directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to continuation coverage and arise as a result of any action or omission by Seller or because Buyer is deemed to be a successor employer to Seller. Buyer shall offer no inducement to any employee to elect continuation coverage with respect to any group health plan of Seller.

        (g) Seller shall make and be responsible for incentive compensation payments, if any, to Transferred Employees for the period from October 1, 2001 to and including the Closing Date in accordance with its short-term incentive plan in effect for any such period.

        (h) Throughout the period commencing with the date of this Agreement and ending on the Closing Date, Seller shall provide Buyer reasonable access to the Business Employees for the purpose of enabling Buyer to meet with and make offers of employment to one or more of such employees.

        5.5 COLLATERAL AGREEMENTS; LEASED EQUIPMENT

        (a) Prior to the Closing Date, Seller and Buyer shall negotiate in good faith the schedules for the services to the attached to the Transition Services Agreement. On or prior to the Closing Date, Buyer or a Buyer Designee shall execute and deliver to Seller or a Subsidiary, and Seller or a Subsidiary shall execute and deliver to Buyer or a Buyer Designee the Collateral Agreements.

        (b) Prior to the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the Leased Equipment and Buyer shall decide whether such Leased Equipment will (i) transfer to Buyer or a Buyer Designee as of the Closing Date by Buyer assuming the leases for such equipment in which case such lease agreement shall be deemed a Contract hereunder, (ii) be acquired by Buyer or a Buyer Designee as of the Closing Date by Buyer or a Buyer Designee paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the equipment rentals or leases (the "Purchased Leased Equipment"), or (iii) remain the property of Seller or a Subsidiary as of the Closing Date (the "Excluded Leased Equipment").

        5.6 REASONABLE COMMERCIAL EFFORTS

        (a) Subject to Section 5.6(b), upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable commercial efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Collateral Agreements.

        (b) Seller and Buyer shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the HSR Act and any state, foreign or multinational antitrust legislation or by any foreign or multinational governmental authority, and the parties shall respectively use all reasonable commercial efforts to cause the prompt termination or expiration of the applicable waiting period under such laws. Seller and Buyer agree that their respective initial filings under the HSR Act and in respect of any foreign antitrust approval shall be made no later than the fifth business day following the date of this Agreement. Each party shall furnish to the other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. federal or state or foreign or multinational governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Each party shall provide the other party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any state, foreign or multinational governmental agency or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Each party agrees to inform promptly the other party of any communication made by or on behalf of such party to, or received by or on behalf of such party from, the FTC, the Antitrust Division or any other state, foreign or multinational governmental authority regarding any of the transactions contemplated hereby.

        5.7 CONTACTS WITH SUPPLIERS AND CUSTOMERS

        Prior to the Closing, without the prior written consent of Seller, Buyer shall not contact any suppliers to, or customers of, the ORiNOCO Business in connection with or pertaining to any subject matter of this Agreement or the Collateral Agreements. Concurrent with the Closing, Seller and Buyer agree to cooperate in contacting any suppliers to, or customers of, the Business in connection with or pertaining to any subject matter of this Agreement or the Collateral Agreements.

        5.8 USE OF AGERE SYSTEMS' NAME

        (a) Buyer and Seller agree as follows:

               (i) Immediately after the Closing Date, Buyer and the Buyer Designees shall cease using "Agere," "Agere Systems" or other similar mark (the "Seller Name") and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in all invoices, letterhead, advertising and promotional materials, office forms or business cards;

               (ii) Within three (3) months after the Closing Date, Buyer and the Buyer Designees shall (A) remove and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from all buildings, signs and vehicles of the ORiNOCO Business; and (B) cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise. Notwithstanding the foregoing, Buyer and the Buyer Designees shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

               (iii) Buyer and the Buyer Designees shall not be required at any time to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from inventory of the ORiNOCO Business that is in existence subject to a purchase order delivered by Seller to a Third Party prior to or as of the Closing Date, nor shall Buyer or the Buyer Designees be required at any time to remove such Seller Name and any such other trademark, design or logo from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the ORiNOCO Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the ORiNOCO Business and are neither generally observed by the public nor intended for use as means to effectuate or enhance sales;

               (iv) Buyer and the Buyer Designees shall use Reasonable Efforts (as defined below) to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) from those assets of the ORiNOCO Business (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the products of the ORiNOCO Business or otherwise reasonably used in the conduct of the ORiNOCO Business after the Closing. For the purposes of this Section 5.8(a)(iv), "Reasonable Efforts" means Buyer and the Buyer Designees shall remove the Seller Name from such assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; provided that, in no event shall Buyer or the Buyer Designees use the

Seller Name after the date which is one (1) year from the Closing Date. Neither Buyer nor the Buyer Designees shall be required to perform such removal on such assets that are not or no longer used to manufacture the products of the ORiNOCO Business or other parts, or if discontinuance of use of such assets is reasonably anticipated during such time period.

               (v) Seller hereby grants to Buyer and the Buyer Designees a limited right to use Seller's Name and associated trademarks, designs and logos as specified in, and during the periods, if any, specified in clauses (i) --
(iv) above.

        (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Agere or an Affiliate of Agere after the Closing Date.

        5.9 NON-SOLICITATION OF EMPLOYEES

        None of Seller, any of its representatives or any of its Affiliates will at any time prior to one (1) year from the date hereof, directly or indirectly, solicit the employment of any Transferred Employee, NL Transferred Employee (other than in accordance with the Transition Services Agreement) or any employee of Buyer or its Affiliates with whom Seller came into contact in connection with the negotiation of this Agreement without Buyer's prior written consent. None of Buyer, any of its representatives or any of its Affiliates will at any time prior to one (1) year from the date hereof, directly or indirectly, solicit the employment of any employee of Seller's Wireless Communication and Networking Division (other than the Business Employees) without Seller's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Buyer's or Seller's employees, as the case may be. This restriction shall not apply to any employee whose employment is involuntarily terminated by Buyer or Seller, or their respective successors, after the Closing. Solicitation of employment shall be deemed to occur if the Persons who perform such solicitation have knowledge of the existence of this Agreement or if such Persons have no knowledge of the existence of this Agreement but Buyer's or Seller's employees, as the case may be, with knowledge of the existence of this Agreement have advance knowledge of any such solicitation.

        5.10 NO NEGOTIATION OR SOLICITATION

        Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers and agents not to) directly or indirectly (a) solicit, initiate, entertain or encourage the submission of any proposal, offer or any discussions that might reasonably be expected to lead to or result in any proposal or offer from any Person relating to the direct or indirect acquisition of the ORiNOCO Business or any portion of the Purchased Assets (other than purchases of goods or services from the ORiNOCO Business in the ordinary course of business consistent with past practice), or (b) participate in any discussions or negotiations regarding the ORiNOCO Business, furnish any information with respect thereto, or assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing within two Business Days after receipt of any such offer or proposal.

        5.11 NON-COMPETITION

        (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, for a period of three (3) years immediately following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, operate, perform or have any ownership interest in any business that develops, manufactures, sells, installs or distributes products in competition with the ORiNOCO Business, except that Seller or its subsidiaries may (i) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the business of which is not in competition with the ORiNOCO Business, (ii) invest as a minority shareholder with less than 19.9% ownership in any non-public entity provided that neither Seller nor any of its Affiliates has the legal right (by contract or the terms of the securities it owns) to approve any action within the scope of this section), or (iii) continue to operate the WCND client module business which, among other things, incorporates software products into reference designs, provides radio products for integration into host devices and sells client card products. For the purposes of this Section 5.11(a), ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 5% of any class of such securities shall not be considered to be competition with the ORiNOCO Business, and a Person shall not be considered to be in the "business" of competing with the ORiNOCO Business if such Person derives less than twenty percent (20%) of its revenues from products that compete with the ORiNOCO Business.

        (b) Seller acknowledges that the restrictions set forth in Section 5.11(a) constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of such obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at law and further agrees that in the event of any breach of said obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

        5.12 CHANNEL INVENTORY

        For the purposes of determining that the Channel Inventory will not have a value in excess of $5,000,000 in terms of potential revenues to Agere as of the Closing Date, prior to the Closing, Seller will provide Buyer with reports from its distributors dated not more than 7 days prior to the Closing setting forth the total inventory level with such distributors as of such date. Such reports will include data that accounts for at least 75% of the Channel Inventory.

6.      CONFIDENTIAL NATURE OF INFORMATION

        6.1 CONFIDENTIALITY AGREEMENT

        Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, that subject to Sections 6.2(a), the Confidentiality Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of Seller or a Subsidiary the ownership of which is transferred to Buyer or a Buyer Designee.

        6.2 SELLER'S PROPRIETARY INFORMATION

        (a) Except as provided in Section 6.2(b), after the Closing and for a period of five (5) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about the ORiNOCO Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information the ownership of which is transferred to Buyer or a Buyer Designee as part of the Purchased Assets.

        (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

               (i) at the time of disclosure was already known to Buyer other than as a result of this transaction, free of restriction as evidenced by documentation in Buyer's possession;

               (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

               (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;

               (iv) to the extent it is independently developed by Buyer; or

               (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

        (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the opinion of Buyer's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

        6.3 BUYER'S PROPRIETARY INFORMATION

        (a) Except as provided in Section 6.3(b), after the Closing Date and for a period of five (5) years thereafter, Seller agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information the ownership of which is transferred to Buyer or a Buyer Designee as part of the Purchased Assets, including, for purposes of this Section 6.3, information about the ORiNOCO Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information.

        (b) Notwithstanding the foregoing, such Proprietary Information regarding the ORiNOCO Business shall not be deemed confidential and Seller shall have no obligation with respect to any such Proprietary Information that:

               (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Seller;

               (ii) is received by Seller from a Third Party without similar restriction and without breach of any agreement; or

               (iii) is, subject to Section 6.3(c), required to be disclosed under applicable Law or judicial process.

        (c) If Seller (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information regarding the ORiNOCO Business, Seller will promptly notify Buyer of such request or requirement and will cooperate with Buyer such that Buyer may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller (or any of its Affiliates) is in the opinion of Seller's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Seller (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Seller will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

        6.4 CONFIDENTIAL NATURE OF AGREEMENTS

        Except to the extent that disclosure thereof is required under accounting, stock exchange or federal securities or labor relations Laws disclosure obligations, both parties agree that the terms and conditions of this Agreement, the Collateral Agreements and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this
Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7.      CLOSING

        At the Closing, the following transactions shall take place:

        7.1 DELIVERIES BY SELLER OR THE SUBSIDIARIES

        On the Closing Date, Seller or the applicable Subsidiary shall execute and deliver, or cause to be executed and delivered, to Buyer or a Buyer Designee the following:

        (a) the Collateral Agreements;

        (b) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

        (c) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(a) and (b) and a certificate of an Assistant Secretary of Seller, dated the Closing Date, in customary form; and

        (d) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer or a Buyer Designee and to put Buyer or a Buyer Designee in actual possession or control of the Purchased Assets.

        7.2 DELIVERIES BY BUYER OR A BUYER DESIGNEE

        On the Closing Date, Buyer or a Buyer Designee shall execute and deliver, or cause to be executed and delivered, to Seller or a Subsidiary the following:

        (a) the Purchase Price;

        (b) the Collateral Agreements;

        (c) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.3(a) and (b), and a certificate of an Assistant Secretary of Buyer, dated the Closing Date, in customary form; and

        (d) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer or a Buyer Designee of the Assumed Liabilities.

        7.3 CLOSING DATE

        The Closing shall take place at the offices of Agere, 555 Union Boulevard, Allentown, Pennsylvania, at 10:00 a.m. local time within three (3) Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date"). Notwithstanding the previous sentence, in the event that the conditions specified in Article 8 to be satisfied or waived have been satisfied or waived except for the accuracy of Buyer's representations and warranties in Section 4.6 as of such date, then the Closing Date may be postponed by Buyer until the date on which all conditions, including the condition specified in Section 8.3(a) with respect to Section 4.6, are satisfied by Buyer and Seller, but in any event not later than fifteen (15) business days following the date on which the Closing Date would otherwise have occurred.

        7.4 CONTEMPORANEOUS EFFECTIVENESS

        All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

8.      CONDITIONS PRECEDENT TO CLOSING

        8.1 GENERAL CONDITIONS

        The respective obligations of Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

        (a) Legal Proceedings. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement or the Collateral Agreements and there shall be no pending lawsuit, claim or legal action relating to the transactions contemplated by this Agreement or any of the Collateral Agreements which could reasonably be expected to have a Seller Material Adverse Effect.

        (b) Antitrust Laws. Any applicable waiting period under the HSR Act or applicable foreign antitrust law relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated.

        8.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        The obligations of Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Buyer:

        (a) Representations and Warranties of Seller True and Correct at Closing. The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except (i) as affected by the transactions contemplated hereby and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the Closing Date has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        (b) Performance by Seller. Seller or the applicable Subsidiary shall have delivered all of the documents required under Section 7.1 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

        (c) Seller Material Adverse Effect. There shall not have occurred a Seller Material Adverse Effect from the date hereof to the Closing Date.

        (d) Required Consents. Seller shall have obtained all Required Consents for Closing designated by Buyer and set forth in Schedule 8.2(d).

        8.3 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Seller:

        (a) Representations and Warranties of Buyer True and Correct at Closing. The representations and warranties of Buyer contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the Closing Date has not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on its or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

        (b) Performance by Buyer. Buyer or the applicable Buyer Designee shall have delivered all of the documents required under Section 7.2 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

9.      STATUS OF AGREEMENTS

        The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

        9.1 EFFECT OF BREACH

        In the event of a material breach of any representation, certification or warranty, or agreement or covenant of Seller under this Agreement that is discovered by the Buyer prior to Closing and that cannot be or is not cured by Seller upon prior notice and the passage of a reasonable period of time, the Buyer may elect not to proceed with the Closing hereunder, which, except with respect to the breach of any representation or warranty included in the ultimate sentence of Section 3.16(a) (the "Channel Warranty"), shall be the Buyer's sole remedy for such breach.

        9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing solely for purposes of this Article 9 and such representations and warranties shall terminate at the close of business on the date that is twelve (12) months after the Closing Date; provided, however, that representations and warranties relating to Tax and ERISA matters shall survive the Closing and shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax or ERISA liabilities in question (giving effect to any waiver, mitigation or extension thereof) and the representation and warranty in
Section 3.3 and Section 3.5(a) with respect to title matters shall survive indefinitely. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the applicable expiration date.

        9.3 GENERAL AGREEMENT TO INDEMNIFY

        (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, and Affiliates thereof, and any director, officer or employee of such other party or Affiliates thereof (each an "Indemnified Party") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, Taxes, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) subject to Section 9.2 and other than with respect to any breach by Seller of the Channel Warranty, any breach of any representation or warranty of such party contained in this Agreement to have been true when made and as of the Closing Date, or (ii) (A) any breach by Seller of the Channel Warranty or (B) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

        (b) Seller further agrees to indemnify and hold harmless Buyer and any Buyer Indemnified Party from and against any Losses incurred by Buyer or any Buyer Indemnified Party arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's waiver of any applicable Bulk Sales Laws;
(iii) any claim, demand or liability for Taxes accruing in connection with the ORiNOCO Business or the Purchased Assets prior to and including the Closing Date and (iii) any liability of any class action, product liability or other action, suit, proceeding or claim, whether direct or indirect, known or unknown, absolute or contingent, relating to the ORiNOCO Business or the Purchased Assets arising out of actions or omissions by Seller prior to or on the Closing Date.

        (c) Buyer further agrees to indemnify and hold harmless Seller and any Seller Indemnified Party from and against any Losses incurred by Seller or any Seller Indemnified Party arising out of, resulting from, or relating to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; and (ii) any medical, health or disability claims of any Transferred Employee or such Transferred Employee's employment with Buyer or a Buyer Designee accruing after the Closing Date; and (iii) any claim, demand or liability for Taxes accruing in connection with the ORiNOCO Business or the Purchased Assets following the Closing Date.

        (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3(b) and Treasury Reg. Section 1.1060-1T(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in Section 9.4(a)), both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

        (e) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds actually received by, and other savings, including Tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. In computing the amount of any such Tax savings, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence of any payment of any indemnified Loss. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

        (f) The Indemnifying Party's liability for all claims made under Section 9.3(a)(i) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $1,500,000, in which case the Indemnifying Party shall be liable for the Losses from the first dollar, and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed $32,500,000.

        (g) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for (i) specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement or (ii) seeking any remedy available at Law or in equity for fraud or intentional misrepresentation.

        (h) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for any indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, provided, however, that the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall use reasonable commercial efforts to mitigate their damages.

        (i) The rights to indemnification under this Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

        (j) In furtherance and not in limitation of Section 9.3(g), from and after the Closing through the survival thereof, in the event Buyer concludes that Seller shall have breached the Channel Warranty, Buyer and Seller shall, following Buyer's notice thereof pursuant to Section 9.4(c), meet in good faith and use reasonable commercial efforts to reach agreement as to the amount of Loss suffered by Buyer as a result of any such breach.

        9.4 GENERAL PROCEDURES FOR INDEMNIFICATION

        (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered material prejudice by such failure). If the Indemnifying party acknowledges in writing its obligation to indemnify the Indemnified Party, then the Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages. If the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnified Party, then the Indemnified Party shall have the right to assume and control the defense or the settlement of such Third-Party Claim. In the event that any party exercises its right to undertake any such defense against any Third Party Claim as provided above, then the other parties shall cooperate in such defense and make available at such cooperating party expense all witnesses, pertinent records, materials and information in such party's possession and control relating thereto as is reasonably required to by the party conducting the defense.

        (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

        (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

        (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party; but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered prejudice by such failure). Such notice shall specify the basis for such claim, the amount thereof, if known, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such a claim shall have been incurred. Such notice shall be given promptly after the Indemnified Party becomes aware of the basis for each such a claim. The Indemnifying Party shall, within thirty (30) days after receipt of such notice of an indemnified Loss, and subject to the limitations set forth in Section 9.3, (i) pay or cause to be paid to the Indemnified Party the amount of such Loss specified in such notice which the Indemnifying Party does not contest (which payment shall not adversely affect any remaining amount of such Loss to which the Indemnified Party may otherwise be entitled to receive pursuant to Section 9.3), or (ii) notify the Indemnified Party if it wishes to contest the existence or amount of part or all of such a Loss by stating with particularity the basis upon which it contests the existence or amount thereof.

10.     MISCELLANEOUS PROVISIONS

        10.1 NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

        (a) If to Seller, to: Agere Systems Inc.
                              Attn: Executive Vice President, Client Systems

                              555 Union Boulevard
                              Allentown, PA 18109
                              United States of America
                              Facsimile:  (610) 712-5336

        With a copy to:       Agere Systems Inc.
                              Attn: Vice President - Law
                              555 Union Boulevard
                              Allentown, PA 18109
                              United States of America
                              Facsimile:  (610) 712-5336

        (b) If to Buyer, to:  Proxim Corporation
                              Attn: Chief Financial Officer
                              935 Stewart Drive
                              Sunnyvale, CA 94085
                              United States of America
                              Facsimile:  (408) 731-3675

        With a copy to:       Simpson Thacher & Bartlett
                              Attn:  Daniel Clivner
                              10 Universal City Plaza, Suite 1850
                              Los Angeles, CA 91608
                              United States of America

                              Facsimile:  (818) 755-7009

        10.2 EXPENSES

        Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

        10.3 ENTIRE AGREEMENT; MODIFICATION

        The agreement of the parties, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Sections 11.3 and 11.4.

        10.4 ASSIGNMENT; BINDING EFFECT; SEVERABILITY

        This Agreement may not be assigned by any party hereto without the other party's written consent; provided that, Buyer may transfer or assign in whole or in part to one or more Buyer Designee its the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

        10.5 GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS BE PERFORMED ENTIRELY WITHIN THAT STATE, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

        10.6 CONSENT TO JURISDICTION

        Buyer irrevocably submits, and Seller irrevocably submits, and agrees to cause the Subsidiaries to irrevocably submit to, the exclusive jurisdiction of
(i) the Supreme Court of
the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Buyer further agrees, and Seller further agrees, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer irrevocably and unconditionally waives (and agrees not to plead or claim), and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause the Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        10.7 WAIVER OF JURY TRIAL

        Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.7.

        10.8 EXECUTION IN COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.9 PUBLIC ANNOUNCEMENT

        Prior to the signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or federal securities or labor relations Law disclosure obligations.

        10.10 NO THIRD-PARTY BENEFICIARIES

        Nothing in this Agreement, express or implied, is intended to or shall
(a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

11.     TERMINATION AND WAIVER

        11.1 TERMINATION

        This Agreement may be terminated at any time prior to the Closing Date by:

        (a) Mutual Consent. The mutual written consent of Buyer and Seller;

        (b) Failure of Buyer Condition. Buyer upon written notice to Seller if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived in writing by Buyer;

        (c) Failure of Seller Condition. Seller upon written notice to Buyer if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment and shall not have been waived in writing by Seller;

        (d) Court or Administrative Order. Buyer or Seller if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby;

        (e) Delay. Buyer or Seller if the Closing shall not have occurred by December 31, 2002;

provided, however, that the party seeking termination pursuant to clause (b),
(c) or (e) is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

        11.2 EFFECT OF TERMINATION

        In the event of the termination of this Agreement in accordance with
Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6 relating to the obligations of Buyer and Seller to keep confidential certain information, Section 10.2 relating to certain expenses, Section 10.9 relating to publicity and this Section 11.2. Nothing in this Section 11.2 shall be deemed to release either party from any liability for any willful and material breach of any obligation hereunder.

        11.3 WAIVER OR AMENDMENT OF AGREEMENT

        Any term or condition hereof may be waived and at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; provided, however, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

        11.4 AMENDMENT OF AGREEMENT

        This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; provided, however, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

        IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                        AGERE SYSTEMS INC.



                                        By: /s/ RONALD D. BLACK
                                           ------------------------------------
                                        Name:  Ronald D. Black
                                        Title: EVP, CSG, Agent

                                        PROXIM CORPORATION



                                        By: /s/ JOHNATHAN ZAKIN
                                           ------------------------------------
                                        Name:  Johnathan Zakin
                                        Title: CEO

                                   EXHIBIT B-1

================================================================================




                         INTELLECTUAL PROPERTY AGREEMENT

                                 BY AND BETWEEN

                               AGERE SYSTEMS INC.

                                       AND

                               PROXIM CORPORATION

================================================================================

                                TABLE OF CONTENTS

           Article I              Definitions
           Article II             Assignment Of Software
           Article III            Software Licenses
           Article IV             Assignment Of Information
           Article V              Licenses To Information
           Article VI             Assignment Of Trademarks
           Article VII            Export Control
           Article VIII           Term And Termination
           Article IX             Assignability
           Article X              Licenses To Related Companies And Improvements
           Article XI             Rights and Obligations
           Article XII            Warranties And Covenants
           Article XIII           General Provisions
           Article XIV            Notices

           Appendix A             Definitions Appendix
           Appendix B             Assigned Software
           Appendix C             Licensed Software
           Appendix D             Assigned Technical Information
           Appendix E             Licensed Technical Information
           Appendix F             Trademark Assignment
                                        Schedule A -- U.S. Registrations

                         INTELLECTUAL PROPERTY AGREEMENT

        THIS INTELLECTUAL PROPERTY AGREEMENT (this "Agreement") is made by and between AGERE SYSTEMS INC., a Delaware corporation ("Agere"or "Seller") and PROXIM CORPORATION, a Delaware corporation ("Buyer"). Seller and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

        A. WHEREAS, this Agreement is provided as Exhibit B-1 to a certain Asset Purchase Agreement dated as of ______, 2002 (the "Purchase Agreement") entered into by and between Agere and Buyer pursuant to which Agere is selling and Buyer is acquiring certain Purchased Assets, as that term is defined in the Purchase Agreement. This Agreement is executed upon the signing by all Parties and shall become effective concurrent with and on the Closing Date of the Purchase Agreement (the "Effective Date");

        B. WHEREAS, this Agreement is intended by the parties to address, among other things, the Intellectual Property rights and Information either included in the Purchased Assets or licensed to Buyer; and

        C. WHEREAS, in connection with the sale and purchase of the ORiNOCO Business, Seller agrees to assign certain intellectual property rights to Buyer and to license certain intellectual property rights to Buyer, in each case in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 Unless otherwise defined in Appendix A attached hereto, as used in this Agreement any term in initial capital letters shall have the meaning ascribed thereto in the Purchase Agreement.

                                   ARTICLE II
                             ASSIGNMENT OF SOFTWARE

        2.01 Seller hereby transfers and assigns, subject to Section 2.02, to Buyer all of its worldwide right, title and interest in the Assigned Software, including all copyrights and other intellectual property rights therein, as well as the right to bring actions, at law or in equity for the infringement or other impairment thereof prior to the Closing Date, including the right to receive all proceeds or damages therefrom. Such transfer does not include a transfer of, or license under, any patents; any such license under any such patent being specifically set forth in Exhibit B-2 to the Asset Purchase Agreement. The transfer of the Assigned Software shall be subject to all prior written agreements (or replacement agreements thereof) between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc. and its Subsidiaries) or its Related Companies, and one or more third parties that have an effective date prior to the Effective Date of this Agreement, none of which will have a material adverse affect on Buyer's use of the Assigned Software in operation of the ORiNOCO Business as it existed as of the Closing Date.

        2.02 Buyer grants to Seller, in consideration for the transfer and assignment of the Assigned Software by Seller to Buyer pursuant to Section 2.01, a personal, nonexclusive, non-transferable (except as provided in Article IX), irrevocable (subject to Article VIII), worldwide, royalty-free license to use, copy and distribute the Assigned Software, and create, use, copy and distribute Derivative Works from the Assigned Software with respect to any products or services of the businesses in which Seller or any of its Related Companies is now or hereafter engaged for any Permitted Use.

        2.03 Seller agrees to deliver to Buyer copies of all Code of whatever kind in whatever medium that embody the Assigned Software within 30 days of Closing. To Seller's knowledge, all of the Assigned Software will, at closing, be included in the Principal Equipment transferred to the Buyer or otherwise in the possession of the Transferred Employees. However, Seller agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any missing parts of the Assigned Software to the extent such Assigned Software exists within Seller. Buyer agrees that the previous sentence provides Buyer's sole remedy for Seller's failure to deliver the Assigned Software.

                                   ARTICLE III
                                SOFTWARE LICENSES

        3.01 Seller hereby grants to Buyer a fully paid-up, royalty-free worldwide, irrevocable (subject to Article VIII), non-transferable (except as provided in Article IX) and nonexclusive license to use, copy, sublicense and distribute the Licensed Software, and create, use, copy, sublicense and distribute Derivative Works from the Licensed Software in connection with the conduct or operation of the Wireless Networking Business, under any and all copyright, trade secret and other intellectual property rights (other than patent rights which are specifically granted in Exhibit B-2 to the Asset Purchase Agreement) in the Licensed Software owned by Seller or its Related Companies or in which Seller or its Related Companies have a right to license as of the Effective Date including, without limitation, the right (i) to reproduce the Code of and Documentation for such Licensed

Software; (ii) to sell, lease, sublicense (but only to the extent that Seller has a right to authorize Buyer to grant such a sublicense and provided that Seller shall not be obligated to pay any consideration for such sublicense authorization) or otherwise transfer copies of the Licensed Software and Derivative Works therefrom, in whole or in part for use within the scope of the Wireless Networking Business; and (iii) to combine the Licensed Software and Derivative Works therefrom with other software or hardware within the scope of the Wireless Networking Business.

        3.02 Seller agrees to deliver to Buyer, within 30 days of Closing, complete and useable copies of the Licensed Software and any related documentation. To Seller's knowledge, all of the Licensed Software will, at Closing, be included in the Principal Equipment transferred to Buyer or otherwise in the possession of the Transferred Employees. Notwithstanding the foregoing, Seller agrees to take all steps reasonably requested by Buyer in connection with promptly delivering to Buyer any copies of any components of the Licensed Software or documentation not delivered to Buyer at Closing. Buyer agrees that the previous sentence provides Buyer's sole remedy for Seller's failure to deliver the Licensed Software.

        3.03 The Parties recognize that the best or only available copy of certain Assigned Software and Licensed Software may reside, after the Closing Date, within the ORiNOCO Business or in the possession of the ORiNOCO Business, and that Seller may require certain access to or copies of the Assigned Software and Licensed Software for purposes consistent with this Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Seller prior to the Closing Date. To that end, Buyer agrees, upon receiving a written request from Seller, to provide, within a commercially reasonable amount of time after receipt of Seller's written request, copies of any portion of the Assigned Software and Licensed Software necessary for Seller or one of its Related Companies to exercise its rights in accordance with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Software and Licensed Software shall be borne by Seller.

                                   ARTICLE IV
                            ASSIGNMENT OF INFORMATION

        4.01 Seller hereby transfers and assigns, subject to Section 4.02, to Buyer all of its worldwide right, title and interest in and to the Assigned Technical Information including all copyright, trade secret and intellectual property rights therein, as well as the right to bring actions at law or in equity for the infringement or other impairment thereof prior to the Closing, including the right to receive all proceeds or damages therefrom. Such transfer does not include a transfer of, or license under, any patents; any such license under any such patent being specifically set forth in Exhibit B-2 to the Asset Purchase Agreement. The transfer of such Assigned Technical Information shall be subject to all prior written agreements (or replacement agreements thereof) between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc.

and its Subsidiaries) or its Related Companies, and one or more third parties that have an effective date prior to the Effective Date of this Agreement, none of which will have a material adverse affect on Buyer's use of the Assigned Technical Information in operation of the ORiNOCO Business as it existed as of the Closing Date.

        4.02 In consideration for the transfer and assignment of the Assigned Technical Information by Seller to Buyer pursuant to Section 4.01, Buyer grants to Seller a personal, nonexclusive, non-transferable (except as provided in Article IX), irrevocable (subject to Article VIII), worldwide, royalty-free license to use, copy and distribute the Assigned Technical Information, and create, use, copy and distribute Derivative Works from the Assigned Technical Information with respect to any products or services of the businesses in which Seller or any of its Related Companies is now or hereafter engaged for any Permitted Use.

        4.03 Seller agrees to deliver to Buyer, within 30 days of Closing, copies of all documents of whatever kind in whatever medium that embody the Assigned Technical Information. To Seller's knowledge, all of the Assigned Technical Information will, at Closing, be included in the Business Records transferred to Buyer or otherwise in possession of the Transferred Employees. Notwithstanding the foregoing, Seller agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any documents that embody the Assigned Technical Information not delivered to Buyer at Closing. Buyer agrees that the previous sentence provides Buyer's sole remedy for Seller's failure to deliver the Assigned Technical Information.

        4.04 The Parties recognize that the best or only available copy of certain Assigned Technical Information may reside, after the Closing Date, within the ORiNOCO Business or in the possession of the ORiNOCO Business, and that Seller may require certain access to or copies of the Assigned Technical Information for purposes consistent with this Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Seller prior to the Closing Date. To that end, Buyer agrees, upon receiving a written request from Seller, to provide, within a commercially reasonable amount of time after receipt of Seller's written request, copies of any portion of the Assigned Technical Information necessary for Seller or one of its Related Companies to exercise its rights in accordance with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Technical Information shall be borne by Seller.

                                    ARTICLE V
                             LICENSES TO INFORMATION

        5.01 Seller grants to Buyer a fully paid-up, royalty-free worldwide, irrevocable (subject to Article VIII), non-transferable (except as provided in Article IX) and nonexclusive license to use, copy, sublicense and distribute Licensed Technical Information, and create, use, copy, sublicense and distribute Derivative Works from the Licensed Technical Information, in connection with the conduct and operation of the Wireless Networking Business under any and all copyright, trade secret and other intellectual property rights in such Licensed Technical Information (other than patent rights which are specifically granted in Exhibit B-2 to the Asset Purchase Agreement) owned by Seller as of the Effective Date.

        5.02 Seller grants to Buyer a personal, non-transferable (except as provided in Article IX) and nonexclusive right, as an attribute of the right to use the Licensed Technical Information in Section 5.01, to communicate (subject to confidentiality provisions as least as restrictive as those in Section 12.03) portions of and grant nonexclusive sublicenses (of the same scope as the licenses granted to Buyer under Section 5.01) to such Licensed Technical Information to third party suppliers or manufacturers for the procurement by Buyer of materials, manufacturing facilities, parts and/or components reasonably necessary for use by Buyer in the manufacture and assembly of products of the ORiNOCO Business in accordance with this Agreement.

        5.03 Seller agrees to deliver to Buyer, within 30 days of Closing, copies of all documents of whatever kind in whatever medium that embody the Licensed Technical Information. To Seller's knowledge, all of the Licensed Technical Information will, at Closing, be included in the Business Records transferred to Buyer or otherwise in possession of the Transferred Employees. Notwithstanding the foregoing, Seller agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any documents that embody the Licensed Technical Information not delivered to Buyer at Closing. Buyer agrees that the previous sentence provides Buyer's sole remedy for Seller's failure to deliver the Licensed Technical Information.

        5.04 The Parties recognize that the best or only available copy of certain Licensed Technical Information may reside, after the Closing Date, within the ORiNOCO Business or in the possession of the ORiNOCO Business, and Seller may require certain access to or copies of the Licensed Technical Information for purposes consistent with this Agreement, which because of inadvertence or oversight, a copy was not retained by or made available to Seller prior to the Closing Date. To that end, Buyer agrees, upon receiving a written request from Seller, to provide, within a commercially reasonable amount of time after receipt of Seller's written request, copies of any portion of the Licensed Technical Information necessary for Seller or one of its Related Companies to exercise its rights in accordance with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Licensed Technical Information shall be borne by Seller.

                                   ARTICLE VI
                            ASSIGNMENT OF TRADEMARKS

        6.01 Seller agrees to transfer and assign, pursuant to the Trademark Assignment attached as Appendix F hereto, to Buyer all of its worldwide right, title and interest in and to the Assigned Marks and good will associated therewith as well as all rights, privileges and priorities of Seller, together with all income, royalties or payments due or payable as of the Closing, as well as the right to sue at law or in equity in respect of past, present and future infringement of any of such Assigned Marks, including the right to receive all proceeds or damages therefrom. Such assignment shall be subject to all agreements entered into between Seller, its predecessors (including AT&T Corp. and its Subsidiaries, and Lucent Technologies and its Subsidiaries) or its Related Companies, and one or more third parties prior to the Effective Date of this Agreement, none of which will have a material adverse affect on Buyer's use of the Assigned Marks in operation of the ORiNOCO Business as it existed as of the Closing Date.

        6.02 Buyer shall bear any and all administrative and similar costs external to Seller related to the recordation or transfer of title of Assigned Marks from Seller to Buyer pursuant to Section 6.01 above. Seller shall execute all documents and perform all acts as required to give effect to the assignment and recording of the transfer of Assigned Marks to Buyer under this Agreement.

                                   ARTICLE VII
                                 EXPORT CONTROL

        7.01 (a) The Parties acknowledge that any information and software (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such information and software must be authorized under those regulations. Each party hereby assures the other party that it will comply with all applicable export laws of the U.S. as may be in effect at the time any export of such information or software is made.

                                  ARTICLE VIII
                              TERM AND TERMINATION

        8.01 This Agreement shall be effective during the term commencing on the Effective Date hereof and shall continue unless terminated by mutual agreement between the Parties.

        8.02 The rights and obligations of Buyer and Seller which by their nature would continue beyond termination of this Agreement shall survive and continue after any termination of this Agreement.

                                   ARTICLE IX
                                  ASSIGNABILITY

        9.01 The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's Related Companies without the other Party's express written consent.

        9.02 Notwithstanding the foregoing, all of a Party's rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any of its Related Companies or any direct or indirect successor to all or a portion of the business of the Party, which successor shall thereafter be deemed substituted as the Party hereto, effective upon such assignment subject to written acceptance of such assignment by such successor. Notwithstanding any such assignment to a successor, any licenses assigned herein to the successor do not include any past or future licenses to products which are sold or otherwise distributed, directly or indirectly, by such successor prior to any assignment.

                                    ARTICLE X
                 LICENSES TO RELATED COMPANIES AND IMPROVEMENTS

        10.01 The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party's Related Companies for so long as they remain its Related Companies. Any and all licenses or sublicenses granted to Related Companies pursuant to this Agreement may be made effective retroactively, but not prior to the Effective Date hereof, nor, unless otherwise authorized pursuant to another provision of this Agreement, prior to the sublicensee's becoming a Related Company of such Party.

        10.02 Unless otherwise specifically expressed in this Agreement, the Asset Purchase Agreement or the Collateral Agreements, no license to, or right of a Party, under any patent, copyright, trademark, trade secret, or any other intellectual property right, is either granted or implied by conveying any information to such Party.

        10.03 Except as otherwise expressly provided for herein or the Purchase Agreement or the Collateral Agreements, no rights are granted to a Party under any improvements or derivative works of the Software or the Technical Information to the extent made by the other Party after the Effective Date.

        10.04 The grant of each license hereunder also includes the right of a Party to sublicense (within the scope of its own license) any business which is divested by that Party or any of its Related Companies provided that the sublicense is granted within 60

(60) days of divestiture, provided that any such sublicense shall not include any past or future licenses to products which are sold or otherwise distributed, directly or indirectly, by an acquiror of such business prior to the date of acquisition even if they are of the same kind or similar to those of the divested business.

                                   ARTICLE XI
                             RIGHTS AND OBLIGATIONS

        11.01 For any license provided from one party to the other, the licensee shall, at its sole expense, comply at all times with all applicable laws and regulations in connection with the use of the rights licensed to it hereunder, and obtain all appropriate permits and approvals, as applicable.

        11.02 The licenses granted herein by Seller or Buyer, as the case may be, shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, to the fullest extent permitted by law, licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the licensee to any such licenses, as the case may be, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the licensor of any such licenses, the licensee shall be entitled to retain all of its rights under this Agreement (including without limitation all rights and licenses granted herein) pursuant to Section 365(n) of the U.S. Bankruptcy Code.

                                   ARTICLE XII
                            WARRANTIES AND COVENANTS

        12.01 Except as expressly provided herein, all warranties and representations are exclusively set forth in the Purchase Agreement.

        12.02 (a) EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE PURCHASE AGREEMENT, THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION ASSIGNED OR LICENSED UNDER THIS AGREEMENT IS ASSIGNED OR LICENSED "AS IS" WITH ALL FAULTS, LATENT AND PATENT AND WITHOUT ANY WARRANTY OF ANY TYPE. SELLER AND ITS RELATED COMPANIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, SELLER AND ITS RELATED COMPANIES MAKE NO REPRESENTATIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IT SHALL BE THE SOLE RESPONSIBILITY OF BUYER TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OR

OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

               (b) EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE PURCHASE AGREEMENT, SELLER AND ITS RELATED COMPANIES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT OR ANY OTHER CLAIM MADE BY BUYER OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION ASSIGNED OR LICENSED HEREUNDER.

      12.03    Each party agrees:

               (a) that it will not, without the other party's express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by the other party or any of its Related Companies, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software or Technical Information is a product or service of the other party or any of its Related Companies; and

               (b) that except as otherwise expressly provided for in this Agreement, it will hold in confidence for the other party all private or confidential information of the other party, including any Software or Technical Information licensed hereunder that such party's personnel may unavoidably receive or have access to during the performance of this Agreement. Such party further agrees that all such information shall remain the property of the other party and that such party shall not make any disclosure of such information to anyone, except to employees of such party to whom such disclosure is necessary to the use for which rights are granted hereunder. Such party shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them.

              (c) The restrictions under this Section 12.03 on the use or disclosure of such information shall not apply to such information:

                  (i) which is independently developed by such party or is lawfully received free of restriction from another source having the right to so furnish such information; or

                  (ii) after it has become generally available to the public by acts not attributable to such party or its employees, agents or contractors; or

                  (iii) which at the time of disclosure to such party was known to such party free of restriction and evidenced by documentation in such party's possession; or

                  (iv) which the other party agrees in writing is free of such restrictions; or

                  (v) which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that such party provides the other party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.

        12.04 In the event of any conflict between the representations and warranties in this Agreement and the representations and warranties in the Purchase Agreement, the representations and warranties in the Purchase Agreement shall prevail.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

        13.01 Consideration. The consideration for the transfers, assignments and grant of rights and licenses under this Agreement by Seller to Buyer is provided in the Purchase Agreement and no further payment of royalties will be due under this Agreement.

        13.02 Agreement Prevails. This Agreement shall prevail in the event of any conflicting terms or legends, which may appear on documents, the Software, the Documentation or the Technical Information transferred or licensed hereunder.

        13.03 Relationship Between Parties. Neither Party to this Agreement shall have the power to bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party. The Parties acknowledge and agree that nothing contained in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, association, joint venture or other agency.

        13.04 Entire Agreement. This Agreement, the Purchase Agreement and Collateral Agreements set forth the entire agreement and understanding between the Parties as to the subject matter hereof and merge all prior discussions between them, and none of the Parties shall be bound by any conditions, definitions, warranties, modifications, understandings or representations with respect to such subject matter other than as expressly provided herein or therein set forth on or subsequent to the Effective Date hereof in writing and signed by a proper and duly authorized representative of the Party to be bound thereby.

        13.05 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this

Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        13.06 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        13.07 Governing Law. The Parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

        13.08 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, acts of terrorism, fire, explosion, flood, strike, lockout, embargo, act of God, or other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has exerted commercially reasonable efforts to avoid or remedy such force majeure.

        13.09 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

        13.10 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        13.11 Except as otherwise agreed in this Agreement, in the Purchase Agreement, or in a Collateral Agreement, Seller and Buyer shall have no right or interest whatsoever in any product of the other Party whether such product is conceived or developed by the other Party, during or after the course of performance of this Agreement, the Purchase Agreement or any Collateral Agreement. Nothing in this Agreement shall be construed to obligate Buyer or Seller to a specified level of effort in its promotion and marketing of any product.

        13.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE XIV
                                     NOTICES

        14.01 Until further notice in writing, any notice or other communication hereunder shall be deemed to be sufficiently given to the addressee and any delivery hereunder deemed made when sent by certified mail to the addresses set out below.

        For Agere:                  Agere Systems
                                    Intellectual Property
                                    Attn: Contract Administrator
                                    9333 South John Young Parkway
                                    Orlando, Florida 32819-8698
                                    United States of America

        With a copy to:             Agere Systems Inc.
                                    Attn: Vice President - Law
                                    555 Union Boulevard
                                    Allentown, PA 18109
                                    United States of America
                                    Facsimile: (610) 712-5336

        For Buyer:                  Proxim Corporation
                                    Attn: Chief Financial Officer
                                    935 Stewart Drive
                                    Sunnyvale, California  94085
                                    United States of America
                                    Facsimile: (408) 731-3670

        With a copy to:             Simpson, Thacher & Bartlett
                                    Attn: Daniel Clivner, Esq.
                                    10 Universal City Plaza, Suite 1850
                                    Los Angeles, California  91608
                                    United States of America
                                    Facsimile: (818) 755-7009

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative on the respective dates entered below.

                             AGERE SYSTEMS INC.

                             By:
                                 --------------------------------
                             Name:
                                   ------------------------------
                             Title:
                                    -----------------------------

                             Date:
                                   ------------------------------



                             PROXIM CORPORATION

                             By:
                                 --------------------------------
                             Name:
                                   ------------------------------
                             Title:
                                    -----------------------------

                             Date:
                                   ------------------------------


               THIS AGREEMENT DOES NOT BIND OR OBLIGATE ANY PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF ALL PARTIES

                                   APPENDIX A

                              DEFINITIONS APPENDIX

"Assigned Marks" means the trademarks, service marks, trade names, logos, trade dress and all elements thereof specifically set forth in Schedule A in Appendix F together with any registrations or applications therefore, all common law rights thereto and the goodwill appurtenant thereto and/or symbolized thereby.

"Assigned Software" means the Code and associated Documentation owned by Seller and currently used primarily for the purpose of operating the ORiNOCO Business as of the Effective Date, as identified in Appendix B to this Agreement.

"Assigned Technical Information" means Information owned by Seller and used primarily for the purpose of operating the ORiNOCO Business, as of the Closing Date, as identified in Appendix D hereto.

"Code" shall mean Object Code and Source Code, collectively.

"Derivative Work(s)" shall mean any work of authorship that is based, in whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adopted and which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a pre-existing work.

"Documentation" shall mean all information in human and/or machine-readable form, relating to Code, including but not limited to user manuals and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

"Effective Date" has the meaning assigned in Recital A hereof.

"Information" shall mean any and all documented and undocumented information (excluding patents and patent applications), including without limitation Code, Documentation, technical information, trade secrets and other confidential information, data and drawings of whatever kind in whatever medium, specifications, techniques, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, non-patented inventions, discoveries, developments and ideas, past and current manufacturing and distribution methods and processes, current and anticipated customer requirements, price lists, part lists, customer lists, market studies, business plans, database technologies, systems, structures, architectures, improvements, devices, concepts, methods and information, however documented, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing. Information does not include any intellectual property embodied in an integrated circuit chip or chipset, or any method of manufacturing an integrated circuit.

 "Licensed Software" means Code and associated Documentation owned by Seller as of the Effective Date, other than the Assigned Software that, aside from currently being used in the operation of the ORiNOCO Business or in products of the ORiNOCO Business, has application in other business units or areas within Seller or its Related Companies, and/or applications external to Seller prior to the Effective Date as identified herein in Appendix C.

"Licensed Technical Information" means Information owned by Seller as of the Effective Date other than the Assigned Technical Information that, aside from currently being used in the operation of the ORiNOCO Business or in products of the ORiNOCO Business, has application in other business units or areas within Seller or its Related Companies, and/or applications external to Seller prior to the Effective Date as identified herein in Appendix E.

"Object Code" shall mean code in machine-readable form generated by compilation, assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a computer.

"Permitted Use" means i) for any Assigned Software or Assigned Technical Information below layer 3 (i.e., layer 1, layer 2, etc.), for any use, and ii) for any Assigned Software or Assigned Technical Information at layer 3 and above, for any use other than sale or license to third parties for incorporation into wireless networking infrastructure products.

"Purchase Agreement" has the meaning assigned in Recital A hereof.

"Related Companies" means with respect to Buyer and Agere, its Subsidiaries.

"Software" means Assigned Software and Licensed Software, collectively.

"Source Code" shall mean code in any programming language contained in any format, including human and machine-readable formats, such code including all comments and procedural code plus all related development documents such as, but not limited to, flow charts, schematics, statements of principles of operations or any other specifications.

"Subsidiary" of a company means a corporation or other legal entity (i) more than fifty percent (50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be an Subsidiary of such company only as long as such control or ownership and control exists.

"Technical Information" means Assigned Technical Information and Licensed Technical Information, collectively.

"Trademarks" means the Assigned Marks.

"Wireless Networking Business" means any business, including without limitation the ORiNOCO Business, related to the design, engineering, manufacturing, marketing, sale and distribution of wireless networking products.

                                  EXHIBIT B-2

                            PATENT LICENSE AGREEMENT


                                     BETWEEN


                       AGERE SYSTEMS GUARDIAN CORPORATION,

                               AGERE SYSTEMS INC.


                                       AND


                               PROXIM CORPORATION



                            EFFECTIVE ______________

                            PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01    Grant
1.02    Licensing Provisions
1.03    Joint Inventions

ARTICLE II - CONSIDERATION

2.01    Consideration

ARTICLE III -- TERMINATION

3.01    Termination
3.02    Survival

ARTICLE IV -- PUBLICITY AND CONFIDENTIALITY

4.01    Publicity
4.02    Confidentiality

ARTICLE V - MISCELLANEOUS PROVISIONS

5.01    Disclaimer
5.02    Limited Assignability
5.03    Addresses
5.04    Taxes
5.05    Choice of Law
5.06    Integration
5.07    Outside the United States
5.08    Releases
5.09    Bankruptcy

ARTICLE VI -- EFFECT ON PENDING LITIGATION

6.01    Consent Order

APPENDIX A
APPENDIX B

                            PATENT LICENSE AGREEMENT

Effective ______________, Agere Systems Guardian Corporation ("AGERE GUARDIAN"), a Delaware corporation having an office at 9333 S. John Young Parkway, Orlando, Florida 32819-8698, Agere Systems Inc. ("AGERE SYSTEMS"), a Delaware corporation having an office at 555 Union Boulevard, Allentown, Pennsylvania 18109, (AGERE GUARDIAN and AGERE SYSTEMS being collectively or individually referred to as "AGERE", as the context requires) and PROXIM CORPORATION ("PROXIM"), a Delaware corporation having an office at 935 Stewart Drive, Sunnyvale, California 94085, agree as follows*:

                                    ARTICLE I
                               GRANTS OF LICENSES

1.01 GRANT

        (a) AGERE grants to PROXIM under AGERE'S PATENTS a personal, nonexclusive and non-transferable license to make, have made, use, lease, sell, offer to sell and import WIRELESS NETWORKING PRODUCTS. The have made rights do not apply to 802.11-based integrated circuit products, unless developed according to a custom design of PROXIM. Notwithstanding the foregoing, any injunctive relief obtained against a supplier will not apply to products sold to PROXIM, unless PROXIM is acting as a reseller. This license shall be in effect from the effective date of this Agreement until the earlier of the end of the LIMITED PERIOD or the expiration of each patent, unless terminated sooner pursuant to Article III.

        (b) AGERE grants to PROXIM under AGERE'S WIRELESS LAN PATENTS a personal, nonexclusive and non-transferable license to make, have made, use, lease, sell, offer to sell and import PRODUCTS OF THE ORINOCO BUSINESS. The have made rights do not apply to 802.11-based integrated circuit products, unless developed according to a custom design of PROXIM. Notwithstanding the foregoing, any injunctive relief obtained against a supplier will not apply to products sold to PROXIM, unless PROXIM is acting as a reseller. This license shall be in effect until the expiration date of each patent, unless terminated sooner pursuant to Article III.

        (c) PROXIM grants to AGERE under PROXIM'S PATENTS a personal, nonexclusive, and non-transferable license to make, have made, use, lease, sell, offer to sell and import all products and services of any kind. The have made rights do not apply to 802.11-based integrated circuit products, unless developed according to a custom design of AGERE. Notwithstanding the foregoing, any

--------
*ANY TERM IN CAPITAL LETTERS WHICH IS DEFINED IN APPENDIX A SHALL HAVE THE MEANING SPECIFIED THEREIN, OTHERWISE IT WILL HAVE THE MEANING AS USED OR DEFINED IN THIS AGREEMENT.

injunctive relief obtained against a supplier will not apply to products sold to AGERE, unless AGERE is acting as a reseller. This license shall be in effect from the effective date of this Agreement until the earlier of the end of the LIMITED PERIOD or the expiration of each patent, unless terminated sooner pursuant to Article III.

1.02 LICENSING PROVISIONS

      (a) The licenses granted herein also include licenses to convey to any customer of the grantee, with respect to any LICENSED PRODUCT(S) which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT(S) as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product unless such LICENSED PRODUCT has no substantial use except in such combination, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or (3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

        (b) Licenses granted herein are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof, except that no party shall sue another party for contributory infringement or inducement of infringement by virtue of the sale by a party of a LICENSED PRODUCT until all remedies have been exhausted against a direct infringer.

        (c) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a SUBSIDIARY of a party for so long as it remains its SUBSIDIARY and only to the extent that such SUBSIDIARY grants to the other party licenses of similar scope and duration as provided in this Agreement. Any such sublicense granted hereunder may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a SUBSIDIARY of such party. The parties agree that if either party forms a holding company for patents licensed herein, that party shall cause such holding company to grant licenses under such patents, of the scope and duration granted herein, to the other party.

        (d) The grant of each license hereunder also includes the right of a party to sublicense (commensurate with its own licenses) any business which is divested by that party or any licensed SUBSIDIARY of that party provided that the sublicense is granted within sixty (60) days of divestiture and the divested business is itself a legal entity at the time of divestiture or within sixty
(60) days thereafter. Such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the LICENSED PRODUCTS sold or furnished by the divested business prior to the divestiture and only for the patents of the non-divesting party licensed to the divesting party in this Agreement that are issued as of the date of divestiture. Furthermore, any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business.

1.03 JOINT INVENTIONS

      (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

      (b) Each party shall give such consent, or shall obtain such consent from each SUBSIDIARY, its employees or employees of any SUBSIDIARY, as required to make full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such party and by another licensor of such grantee.

      (c) Each party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such third parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

                                   ARTICLE II
                                  CONSIDERATION

2.01 CONSIDERATION

In consideration of the purchase by PROXIM and the sale by AGERE of the ORiNOCO business according to the ASSET PURCHASE AGREEMENT, the licenses granted herein will be deemed paid up.

                                   ARTICLE III
                                   TERMINATION

3.01 TERMINATION

This Agreement shall be effective during the term commencing on the effective date hereof and shall continue unless terminated by mutual agreement of the parties.

3.02 SURVIVAL

      (a) If a company ceases to be a SUBSIDIARY of a party, licenses and rights granted hereunder with respect to patents of such company on inventions made prior to the date of such cessation, shall not be affected by such cessation.

      (b) Any termination of licenses and rights of a party under the provisions of this Article III shall not affect such party's licenses, rights and obligations with respect to any LICENSED PRODUCTS made or furnished prior to such termination, and shall not affect the other party's licenses and rights (and obligations related thereto) hereunder.

                                   ARTICLE IV
                          PUBLICITY AND CONFIDENTIALITY

4.01 PUBLICITY

Nothing in this Agreement shall be construed as conferring upon either party or any SUBSIDIARY any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other party (or any SUBSIDIARY), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such LICENSED PRODUCT is in any way certified by the other party hereto or a SUBSIDIARY.

4.02 CONFIDENTIALITY

        (a) The terms, but not the existence, of this Agreement shall be treated as confidential information by the parties, and neither party shall disclose the terms or conditions of this Agreement to any third party (other than a SUBSIDIARY and divested businesses licensed pursuant to this Agreement) without the prior written permission of the other party. Each party, however, shall have
(i) the right to represent to third parties that such party is licensed for the products and patents as provided by this Agreement, and (ii) the right to make disclosures to the extent required by an order of court, or otherwise by law, provided that the party shall promptly provide written notice to the non-disclosing party of the intended disclosure and of the court order or regulation prior to such disclosure and that the party takes all reasonable steps to minimize such disclosure by, for example, obtaining a protective order and/or appropriate confidentiality provisions requiring that such information to be disclosed be used only for the purpose for which such law, or order was issued. Additionally, each party may disclose this Agreement or its contents to the extent reasonably necessary, under a suitable confidentiality agreement, to its accountants, attorneys, financial advisors and in connection with due diligence activities relating to the sale of the stock or a portion of the business of a party or a SUBSIDIARY.

        (b) Notwithstanding the foregoing, the parties agree that they will jointly issue any press release as provided for in the ASSET PURCHASE AGREEMENT.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.01 DISCLAIMER

OTHER THAT THE PROVISIONS OF SECTION 1.03, NEITHER PARTY NOR ANY SUBSIDIARY MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

5.02 LIMITED ASSIGNABILITY

The parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a party not be extended to entities other than a SUBSIDIARY thereof without the other party's express written consent. All of AGERE's rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any direct or indirect successor to the business of AGERE that is relevant to the business or subject matter of this Agreement as the result of any internal reorganization or acquisition of substantially all the business of AGERE, which successor shall thereafter be deemed substituted for AGERE as the party hereto, effective upon such assignment, provided that upon an acquisition the licenses granted herein to AGERE shall be limited in scope to products of AGERE that were sold at least thirty (30) days prior to the announcement of the acquisition, and natural extensions of said products after the acquisition, but not to products of the acquiring party that existed prior to the acquisition. All of PROXIM'S rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any direct or indirect successor to the business of PROXIM that is relevant to the business or subject matter of this Agreement as the result of any internal reorganization or acquisition of substantially all the business of PROXIM, provided that upon an acquisition the licenses granted herein to PROXIM shall be limited in scope to products of PROXIM that were sold at least thirty (30) days prior to the announcement of the acquisition, and natural extensions of said products after the acquisition, but not to products of the acquiring party that existed prior to the acquisition.

5.03 ADDRESSES

Any notice or other communication hereunder shall be sufficiently given to PROXIM when sent by overnight or certified mail to the address set out above or to AGERE when sent by overnight or certified mail addressed to Contract Administrator, Agere Systems Guardian Corporation, 9333 South John Young

Parkway, Orlando, Florida 32819-8698 United States of America, Telephone # (407) 371-9730. Changes in such addresses may be specified by written notice.

5.04 TAXES

Each party and SUBSIDIARY shall bear its own taxes, duties, levies and similar charges (and any related interest and penalties), however designated or imposed as a result of the existence or operation of this Agreement.

5.05 CHOICE OF LAW

The parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York, exclusive of its conflict of law provisions, shall apply in any dispute arising with respect to this Agreement.

5.06 INTEGRATION

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any modifications, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

5.07 OUTSIDE THE UNITED STATES

      (a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

      (b) There may be countries in which a party hereto may have, as a consequence of this Agreement, rights against infringers of the other party's patents licensed hereunder. Each party hereby waives any such right it may have by reason of any third party's infringement or alleged infringement of any such patents.

      (c) Each party hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to the other party or any SUBSIDIARY thereof, any agreements wherein sublicenses are granted by it. Each party hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to the other party or SUBSIDIARY.

5.08 RELEASES

      (a) In consideration of the covenants and conditions set forth herein and other good and valuable consideration, each party, for itself and any SUBSIDIARY hereby releases, to the full extent of its right to do so, the other party and any SUBSIDIARY for any patent infringement arising prior to the effective date of this Agreement for which the rights and licenses expressly granted under this Agreement to the other party and any SUBSIDIARY would be a complete defense had this Agreement been in effect at the time such patent infringement arose.

        (b) The releases granted in Section 5.08(a) shall extend to customers of a party with respect to products purchased by those customers from such party provided that the releases shall not extend to any patent which is directed to
(1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product regardless of whether such product is hardware or software unless such LICENSED PRODUCT has no substantial use except in such combination, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or (3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

      (c) The releases in this Section 5.08 shall not operate with respect to acquisitions of any sort. That is, if a party or any SUBSIDIARY, individually or collectively, acquire one or more companies, or the business or assets or any portion thereof of one or more companies or other entities, then engaged in whole or in part in the business of making, importing, selling, using or leasing products and/or services of the kinds which are furnished or used by a party or any SUBSIDIARY in the operation of the business in which they are engaged as of that party's signing of this Agreement, but such companies or entities were not part of either party or any SUBSIDIARY as of such party's signing of this Agreement, then such companies or entities shall not be covered by the releases granted in Section 5.08.

5.09  BANKRUPTCY

      The licenses granted herein to each party, as the case may be, shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, to the fullest extent permitted by law, licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the licensee to any such licenses, as the case may be, shall retain and may fully exercise all of its rights and election under the Bankruptcy Code. In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the licensor of any such licenses, the licensee shall be entitled to retain all of its rights under this Agreement (including without limitation all rights and licenses granted herein) pursuant to Section 365(n) of the U.S. Bankruptcy Code.

                                   ARTICLE VI
                          EFFECT ON PENDING LITIGATION

6.01    CONSENT ORDER

        The parties agree to enter a consent order or consent judgment substantially in the form as attached as Appendix B, and to perform any other acts necessary to result in (i) the dismissal of the pending litigation between AGERE and PROXIM in the U.S. District Court for the District of Delaware, (ii) the dismissal of AGERE SYSTEMS (as an intervener) and any customers of AGERE or any SUBSIDIARY of AGERE as parties to the International Trade Commission action initiated by PROXIM with respect to those products that AGERE'S customers buy from AGERE or any SUBSIDIARY of AGERE, and (iii) the dismissal of any pending litigation by PROXIM against any of AGERE'S customers, with respect to those products that AGERE'S customers buy from AGERE or any SUBSIDIARY of AGERE.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

        AGERE SYSTEMS GUARDIAN CORPORATION

        By:
           ---------------------------------------------
                        Gerard A. deBlasi
                          Vice President

        Date:
             -------------------------------------------


        AGERE SYSTEMS INC.

        By:
           ---------------------------------------------
                        Gerard A. deBlasi
                          Vice President

        Date:
             -------------------------------------------


        PROXIM CORPORATION

        By:
           ---------------------------------------------
                           David C. King
                President and Chief Operating Officer

        Date:
             -------------------------------------------

                                   APPENDIX A
                                   DEFINITIONS

AGERE'S PATENTS means all patents having enforceable rights in any country of the world issuing from an application filed as of the effective date of this Agreement and from any continuation or division of such application, which AGERE (or any company while a SUBSIDIARY of AGERE), at any time during the LIMITED PERIOD, has the right to grant any licenses of the type herein granted, but only to the extent of such right.

AGERE'S WIRELESS LAN PATENTS means all of AGERE'S PATENTS that claim an invention used in any PRODUCTS OF THE ORINOCO BUSINESS.

ASSET PURCHASE AGREEMENT means the agreement to which this Agreement is attached as Exhibit B-2, and by which PROXIM is acquiring the ORiNOCO Business from AGERE SYSTEMS.

LICENSED PRODUCTS means WIRELESS NETWORKING PRODUCTS, PRODUCTS OF THE ORINOCO BUSINESS, or all products and services of any kind, as the case may be, according to Section 1.01.

LIMITED PERIOD means the period commencing on the effective date of this Agreement and continuing for seven and one half (7.5) years thereafter.

PRODUCTS OF THE ORINOCO BUSINESS means any IEEE 802.11 based product, including each ORiNOCO-branded product and each private label systems product, of the ORiNOCO business of AGERE SYSTEMS existing and under development prior to and as of the effective date of this Agreement, and subsequent extensions thereof, as well as all services related to such products.

PROXIM'S PATENTS means all patents having enforceable rights in any country of the world issuing from an application filed as of the effective date of this Agreement and from any continuation or division of such application, which PROXIM (or any company while a SUBSIDIARY of PROXIM), at any time during the LIMITED PERIOD has the right to grant any licenses of the type herein granted, but only to the extent of such right.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

WIRELESS NETWORKING PRODUCTS means any product involved in connecting together electronic devices using a wireless network, as well as all services related to such products.

                                   APPENDIX B
                                  CONSENT ORDER

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

--------------------------------


AGERE SYSTEMS GUARDIAN CORP.,

               Plaintiffs,                          Civil Action No. 01-339-RRM

            v.

PROXIM CORPORATION,

               Defendant.

--------------------------------


                       STIPULATION AND ORDER OF DISMISSAL

        Pursuant to Federal Rule of Civil Procedure 41, the claims of Agere Systems Guardian Corp. ("Agere") against Proxim Corporation ("Proxim"), and the claims of Proxim against Agere, are hereby dismissed without prejudice.

        Each party to bear its own costs and attorney fees.

---------------------------------            -----------------------------------

Counsel for Agere                            Counsel for Proxim

SO ORDERED this ___ day of __ 2002

                                             -----------------------------------
                                             UNITED STATES DISTRICT COURT JUDGE

                                                                       Exhibit E

================================================================================


                                SUPPLY AGREEMENT


                                 BY AND BETWEEN


                               AGERE SYSTEMS INC.


                                       AND


                               PROXIM CORPORATION


                              DATED AS OF   , 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.    DEFINITIONS.................................................................1
2.    TERM OF THE AGREEMENT.......................................................4
3.    SCOPE OF THE AGREEMENT......................................................4
4.    SCHEDULES...................................................................7
5.    SUPPLIER'S RESPONSIBILITIES.................................................8
6.    EXPORT CONTROL..............................................................8
7.    ELECTRONIC DATA INTERCHANGE.................................................9
8.    ORDERS......................................................................9
9.    BLANKET PURCHASE ORDERS.....................................................9
10.   FLEXIBLE DELIVERY ARRANGEMENTS.............................................10
11.   SHIPPING...................................................................10
12.   FORECASTS..................................................................10
13.   PRICES.....................................................................10
14.   BENCHMARKING...............................................................10
15.   PRICE REVISION.............................................................11
16.   DUTIES AND TAXES...........................................................11
17.   PAYMENT TERMS..............................................................11
18.   DELIVERY, TITLE AND RISK OF LOSS...........................................12
19.   PRODUCT MAKEUP AND CHANGES; DISCONTINUATION................................12
20.   LICENSE TO LICENSED MATERIALS..............................................13
21.   RESCHEDULING OR TERMINATION OF ORDERS......................................15
22.   DELIVERY INTERVAL..........................................................16
23.   WARRANTIES AND WARRANTY EXCLUSIONS.........................................16
24.   REPAIRS NOT COVERED UNDER WARRANTY.........................................19
25.   INDEMNITY..................................................................20
26.   INTELLECTUAL PROPERTY INDEMNITY............................................20
27.   TRADEMARKS AND OTHER INDICIA...............................................21
28.   CONFIDENTIALITY............................................................22
29.   TERMINATION; EXPIRATION OF AGREEMENT.......................................23
30.   EXCLUSIVE REMEDIES; LIMITATION OF LIABILITY................................24
31.   MEDIATION; DISPUTE RESOLUTION..............................................25
32.   INSURANCE AND INDEMNIFICATION BY SUPPLIER..................................25
33.   RESELLER CUSTOMERS.........................................................26
34.   CUSTOMS DUTY DRAWBACK......................................................26
35.   FOB........................................................................27
36.   ADDITIONAL PROVISIONS......................................................27
37.   COMPLIANCE WITH LAWS.......................................................27
38.   MISCELLANEOUS..............................................................27

SCHEDULE 3 - PRODUCTS AND PRICE SCHEDULE.........................................33
SCHEDULE 4 - INTERNATIONAL TERMS.................................................34
SCHEDULE 20 - LIMITED USE SOFTWARE LICENSE AGREEMENT.............................40

                                SUPPLY AGREEMENT

        THIS SUPPLY AGREEMENT (this "Agreement"), dated as of   , 2002 (the
"Effective Date"), is by and between Agere Systems Inc., a Delaware corporation ("Agere" or "Supplier"), and Proxim Corporation, a Delaware corporation ("Buyer").

                                 R E C I T A L S

        A. WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated as of June 14, 2002 (the "Purchase Agreement"), pursuant to which Agere is selling, and Buyer is acquiring, Agere's ORiNOCO Business (as defined in the Purchase Agreement);

        B. WHEREAS, in connection with the purchase and sale of the ORiNOCO Business, Buyer seeks to appoint Agere, and Agere desires to be so appointed, as Buyer's supplier of the products specified herein on the terms and conditions set forth herein; and

        C. WHEREAS, in furtherance of the foregoing transaction, Agere and Buyer desire to enter into this Agreement to provide for certain commercial transactions between the Parties as described herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

        For the purposes of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

        "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

        "Authorized Provider" shall mean (1) any of Supplier's authorized distributors, dealers and similar entities, which may include Supplier's Affiliates to which Supplier may assign or subcontract all or part of an Order for Products, Licensed Materials or services; or (2) any Person who executes an LOA and who, by doing so, agrees to be bound by the terms and conditions of this Agreement, except as modified or exempted by the relevant LOA.

        "Buyer's Products" shall mean products designed, produced, marketed, and distributed by Buyer that contain or incorporate the Products provided under this Agreement.

        "End User" means (i) with respect to Software and Licensed Material, any third party to whom Buyer or a Sublicensee of Buyer has granted rights to use, but not to sublicense, Licensed Materials, and (ii) with respect to Products, a third party who purchases Products primarily for use by such third party or inclusion by such third party in networks or systems produced and sold by such third party, and not for resale.

        "Firmware" means Software embedded with Product hardware that is not directly accessible by and cannot be loaded onto, removed from or altered by End Users of such hardware.

        "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        "Information" means information, whether or not patentable or copyrightable, in written, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        "Licensed Materials" means any Software and Related Documentation offered under this Agreement for which a license to use, sublicense, modify, or distribute is granted under the terms and conditions of this Agreement. The term Licensed Materials includes any third-party provided Software and Related Documentation to which Supplier has sub-licensing rights and that are incorporated into Supplier's Licensed Material.

        "LOA" shall mean a Letter of Acceptance substantially in the form attached hereto as Exhibit 1 to Schedule 4 to be used by a Non-U.S. Ordering Company for the purpose of placing Orders outside of the United States.

        "Non-U.S. Ordering Company" shall mean any Affiliate of Buyer located outside the United States who has entered into a LOA with the appropriate Supplier Entity in the same geographic area and is therefore authorized to order Products, Licensed Materials or Services under this Agreement.

        "Object Code" shall mean any compiled, assembled, or machine-executable version of the Software, or any part thereof.

        "Order" shall refer to a written order for the provision of Products, Licensed Materials or services pursuant to this Agreement, including Blanket Purchase Orders as specified in Section 9.

        "Ordering Company" shall refer to Buyer, any Affiliate of Buyer, or a Non-U.S. Ordering Company that places an Order under this Agreement or an applicable LOA.

        "Party" shall refer to either Agere or Buyer; "Parties" shall refer to Agere and Buyer collectively.

        "Products" means systems, equipment, chip sets, assemblies and parts thereof, offered under this Agreement and described in Schedules 3, but does not include Software.

        "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

        "Price Schedule" shall mean the prices for the Products and Licensed Materials listed in Schedule 3.

        "Related Documentation" means materials in any form useful in connection with Products of Software and/or its use including, but not limited to any description, specification, listing, flow chart or mode of operation of such Products or Software (including methods and concepts used therein).

        "Reseller Customer" means a customer of Buyer who has an agreement with Buyer to distribute or resell any of the Products, Licensed Materials or services to End User customers.

        "Software" means the programs, routines and symbolic languages that control the functioning of Product hardware, including all Firmware, regardless of the form, whether such Software is provided separately or bundled with or embedded within such hardware. "Software" may be contained in any medium whatsoever but shall not be read to mean or include such medium.

        "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

        "Sublicensee" means any third party to whom Buyer or another sublicensee grants rights to use and sublicense Licensed Materials.

        "Supplier Entity" shall mean Supplier or an Affiliate or Authorized Provider in a given geographical area that has executed a LOA with Buyer or a Non-U.S. Ordering Company. Unless a LOA is executed by a Supplier Entity in a particular geographical area outside the United States, this Agreement does not cover that Supplier Entity; provided, however, that absence of a LOA does not preclude export in compliance with the applicable United States export control laws and the laws of Buyer's or Supplier's geographic location. Unless the context indicates otherwise, any reference to Supplier in this Agreement shall constitute a reference to the applicable Supplier Entity.

        "United States" means the fifty (50) states comprising the United States of America and the District of Columbia.

2. TERM OF THE AGREEMENT

        The term of this Agreement shall commence on the Effective Date and shall expire on the third (3rd) anniversary of the Effective Date, unless earlier terminated in accordance with the provisions hereof (the "Term"). The Term may be extended for additional one (1) year periods upon the mutual written agreement of the Parties. The rights and obligations of the Parties which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

3. SCOPE OF THE AGREEMENT

        (a) This Agreement contemplates that Buyer will buy on an as ordered basis from Agere certain Products and Licensed Materials as set forth in
Schedule 3. Subject to Buyer's existing commitments, each of Buyer and Supplier agree that, through the Term, to the extent Buyer is able to purchase Products from Supplier consistent with Buyer's future designs at levels of price, quality, quantity and service that are competitive with the levels obtainable by Buyer in an arm's length transaction with third Parties, Supplier shall be a preferred supplier of such Products and related Licensed Materials to Buyer and Buyer shall use commercially reasonable efforts to purchase such Products from Supplier to the exclusion of other vendors and suppliers.

        (b) Under the terms and conditions of this Agreement, Agere shall sell to Buyer, for (i) the purpose of incorporation of Product(s) or Licensed Material(s) into Buyer's finished products for sale or resale to End User customers or to Reseller Customers or for use as spares or replacement parts for such finished products ("OEM Sale"); (ii) sales in which the Product(s) or Licensed Material(s) is resold or sublicensed as part of Bundled Offers by Buyer to End User customers and/or to Reseller Customers or for use as spares or replacement parts for such offers ("Value Added Resale" or "VAR"); or (iii) such other uses or projects to which the Parties may agree in writing. For purposes of (ii) above, a "Bundled Offer" is a product offering made by Buyer to its End User customers and/or Reseller Customers consisting of the Products or Licensed Materials combined with other products or services provided by Buyer, the combination of which will add additional value to End Users of the Products or Licensed Materials. Stand alone resale of the Products or Licensed Materials which does not constitute an OEM Sale or a Value Added Resale is prohibited, except as expressly permitted herein including but not limited to provision of spares or replacement parts in connection with a sale permitted hereunder, or as the Parties may otherwise agree in writing.

        (c) The only Products and Licensed Materials covered by this Agreement are those (i) listed on Schedule 3 and/or explicitly stated herein and all improvements, updates, or upgrades to such Products and Licensed Materials that are released to the market by Supplier during the Term, or (ii) offered by Supplier to Buyer under this Agreement by other written notice. Agere may add to
Schedule 3 at any time, provided that Buyer agrees in writing to the addition of new Products or Licensed Materials.

        (d) Buyer and any of its Affiliates in the United States may place or enter into Orders under this Agreement for the procurement of Products or Licensed Materials in the United States.

        (e) In the event that Buyer, or Buyer's designated contract manufacturer, wants to procure Products and/or Licensed Materials outside the United States, the following procedures shall apply:

               (1) Prior to submitting or entering into an Order under this Agreement, the Non-U.S. Ordering Company and the relevant Supplier Entity shall sign a LOA committing them to utilize the terms and conditions of this Agreement in any forthcoming procurement of Products or Licensed Materials in their location, subject to any modified, additional, or deleted terms as set forth in the LOA. Each LOA shall state the Supplier Entity, the Non-U.S. Ordering Company, the applicable Products and Licensed Materials, and the geographical area to which it applies. Each LOA will incorporate by reference the master terms and conditions of this Agreement, the additional international terms set forth in Schedule 4 (International Terms), and will specify any agreed upon changes required by local law, local operational practice, the availability or variation of services for the geographical area, or any other in-country needs or concerns. Such additional terms may include, but shall not be limited to: currency in which payment is to be made, taxes, delivery terms, passage of title, importer of record, in-country installation and maintenance requirements, or choice of law, and handling of disputes as well as operational changes (e.g, lead times, response times, service support plans and offerings, etc.). Notwithstanding the foregoing, the Parties intend that the terms and conditions of the Agreement, as supplemented and/or modified by Schedule 4, shall apply except with respect to those mutually agreed upon provisions which are required to address (1) local laws/regulations or (2) operational issues resulting from transacting in the particular country identified in the relevant LOA. Each LOA shall be deemed a separate contract between the Parties who sign it, and each Party identified in such LOA shall look only to the other for performance of their respective obligations under such LOA and any Order placed pursuant to it. Once a LOA has been executed by the relevant Parties, multiple Orders may be placed under such LOA.

               (2) For deliveries outside of the United States only: (i) should there be a conflict between the terms and conditions of a LOA and this Agreement (including the applicable International Terms set forth in Schedule 4), the terms of the LOA shall prevail; and (ii) should there be a conflict between the terms and conditions of this Agreement and the International Terms, the International Terms shall prevail. Once a LOA for a specific geographic area is executed between a Non-U.S. Ordering Company and a Supplier Entity Parties, Orders may be placed under the LOA following the procedures set forth herein (unless modified or amended by the relevant LOA). In the event of a conflict between the terms of a LOA or this Agreement and an Order, the terms of the Order shall prevail, provided the terms of the Order have been approved in writing by authorized representatives of the Parties.

        (f) It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Buyer any or all Products, Licensed Materials or services of the type described in this Agreement which Buyer may require, nor requires the purchase of any Products, Licensed Materials or services from Supplier by Buyer. It is, therefore, understood that Buyer may contract with other manufacturers and suppliers for the procurement of comparable Products, Licensed Materials or services. In addition, Buyer shall at its sole discretion, decide the extent to which Buyer will market, advertise, promote, support, or otherwise assist in further offerings of the Products, Licensed Materials or services.

        (g) The relationship of the Parties under this Agreement shall be, and at all times remain, one of independent contractors and not that of franchiser and franchisee, joint ventures, or principal and agent. Neither Party shall have any authority to assume or create obligations on the other's behalf with respect to such Products or Licensed Materials, and neither Party shall take any action which has the effect of creating the appearance of its having such authority. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor.

        (h) Neither Party is, or shall hold itself out to be, the representative of the other. Buyer shall market the Products and Licensed Materials to customers on such terms and conditions as Buyer chooses, provided Buyer does not violate this Agreement.

        (i) In the event Buyer wishes to sell or license certain of Supplier's Products or Licensed Materials under Buyer's brands and marks, the following additional terms and conditions apply:

               (1) Supplier will affix Buyer's brands or marks to the Products, Licensed Materials, documentation, and packaging materials produced for Buyer pursuant to this Agreement ("Buyer Branded Materials"). It is expressly acknowledged that this Agreement shall not give Supplier any right, title or interest in or to Buyer's brands or marks and that any goodwill arising from any use or distribution of the Buyer Branded Materials shall inure solely to the benefit of Buyer. Buyer hereby grants Supplier a royalty free, non-exclusive , non-transferable worldwide license:

                      (a) to duplicate and use Buyer's brands and marks for the limited purpose of marking Buyer Branded Materials (or having Buyer Branded Materials made by Supplier's suppliers); and

                      (b) to market, sell, and distribute such Buyer Branded Materials exclusively to Buyer or to such Persons as directed to or authorized by Buyer.

               (2) To the extent applicable, Supplier will label Products or Licensed Materials as required by Part 68 of United States Federal Communications Commission rules, 47 C.F.R. Section 68.300. At the sole discretion of Supplier, certain Products, Licensed Materials, components, documentation, or packaging delivered to Buyer may also bear trade names, trademarks, trade devices, logos, codes, serial numbers, or other symbols of Supplier or of third Parties, or of any combination thereof (collectively "Other Marks"). Neither this Agreement nor the purchase and resale of Products or licensing of Licensed Materials containing such Other Marks shall give Buyer any right, title, interest, or privilege with respect to any of the Other Marks. Buyer shall not conduct business or market Products or Licensed Materials under any of the Other Marks or derivatives or variations thereof. Buyer may disclose that the Products are manufactured or produced by Supplier, but Buyer shall not directly or indirectly hold itself out as having any other relation to Supplier or to any of its affiliates. Buyer shall take all commercially reasonable steps to ensure that its dealers, distributors, and agents comply with all provisions of this Section. Notwithstanding the preceding, the presence of Other Marks shall not affect Buyer's rights to resell Products or sub-license Licensed Materials in accordance herewith.

               (3) With respect to Buyer's Branded Materials, except as expressly set forth in this Agreement, Buyer shall not, without Supplier's express written permission, use in advertising, publicity or otherwise any Supplier name, trademark, service mark or symbol, trade dress or any other indicia of origin. Buyer shall not represent that it is a dealer, distributor, supplier or agent of Supplier or that it is affiliated with, endorsed by, sponsored by or in any way connected with Supplier. Buyer shall not imply or state that it has any authority to bind Supplier or to modify Supplier's warranty.

4. SCHEDULES

        The following Schedules are incorporated by reference hereunto and form a part of this Agreement:

               Schedule 3           Agere Products and Price Schedule
               Schedule 4           International Terms
               Schedule 20          Supplier License Agreement

5. SUPPLIER'S RESPONSIBILITIES

        Supplier agrees at all times:

        (a) to keep abreast and to keep Buyer abreast of any major developments in Supplier's industry and to promptly advise Buyer of any developments that might affect the production of any Product or Licensed Material under this Agreement or any Order placed hereunder.

        (b) to permit Buyer to review, inspect, and evaluate on a periodic basis (but not unreasonably frequently) Supplier's parts and supplies and Supplier's facilities.

        (c) to immediately notify Buyer's representative thereof and include all relevant information concerning the delay or potential delay if Supplier has knowledge that anything prevents or threatens to prevent the timely delivery of Products or Licensed Materials under this Agreement or an Order placed pursuant to this Agreement.

        (d) to provide timely notice to Buyer of improvements, updates, or upgrades to Products.

        (e) to manufacture the products in compliance with the requirements of ISO 9002.

        (f) to have an established system to allow traceability from production lots to material lots used in the production lot. This will allow traceability of specific defective material.

        (g) in the event of delinquent Product deliveries, Product shortages or shortfalls or periods of Product allocations, Supplier shall allocate available Product to Buyer in a fair and reasonable manner (e.g., on a pro rata basis based on historical purchases) relative to any and all of Supplier's similarly situated customers.

6. EXPORT CONTROL

        The Parties acknowledge that any Products, Licensed Materials and services and all other Software and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such Products, Licensed Materials, services, and technical information must be authorized under those laws and regulations. The Parties agree that they will not use, distribute, transfer, or transmit the Products, Licensed Materials, services, or technical information (even if incorporated into other products) except in compliance with U.S. export laws and regulations. The Parties each agree to sign written assurances and other export-related documents as may be required by the other to comply with U.S. laws and export regulations.

7. ELECTRONIC DATA INTERCHANGE

        Supplier agrees, if requested by Buyer, to use commercially reasonable efforts to implement "Electronic Data Interchange" or "EDI" as an electronic means of trading business documents with Buyer. The electronic business documents may include Orders, acknowledgments, Order changes, ship notices, invoices, remittance advice, electronic funds transfer (EFT) or such purchasing communications as may be reasonably requested by Buyer for transactions under this Agreement.

8. ORDERS

        Orders submitted by Buyer for the Products or Licensed Materials shall be deemed subject to this Agreement unless the Parties otherwise expressly agree in writing. All Orders shall be subject to acceptance by Supplier. Unless prior written notice of rejection is received by Buyer from Supplier, Orders issued under this Agreement shall be deemed to have been accepted by Supplier upon the occurrence of the earliest of: (1) expiration of five (5) business days from the date of issuance of the Order; (2) Supplier's written acceptance of the Order;
(3) shipment of the Products or Licensed Materials; or (4) submission of Supplier's first invoice. Orders shall indicate the Products and Licensed Materials to be furnished, applicable pricing, product code and Buyer's warehouse address, requested delivery dates, and any other information reasonably requested by Supplier. Orders may be submitted in writing or by such electronic means as mutually agreed.

          Changes by Buyer to an Order that has been previously accepted by Supplier (a "Change Order") are subject to acceptance by Supplier. Change Orders shall be treated as a separate order. In the event Buyer submits a Change Order and such change affects Supplier's ability to meet its obligations under the original Order, any price (or discount, if applicable), shipment date or services completion date quoted by Supplier with respect to such original Order is subject to change. Supplier will provide to Buyer written quotations and expected completion dates for any requested Change Orders. If the Parties agree on such revised terms, the Change Order shall be deemed accepted.

9. BLANKET PURCHASE ORDERS

        Buyer may submit Blanket Purchase Orders under this Agreement. Blanket Purchase Orders cover a specific period of time as identified on the order. The quantity of Products or Licensed Material specified in such Blanket Purchase Orders is Buyer's forecasted usage for the specified period. The forecast is not a commitment. Buyer's only commitment is for the number of units ordered by Buyer by specific written requests for product to be released (the "Release"), except as otherwise stated in this Agreement. A Release shall be treated as an Order in accordance with this Agreement. Each Release shall specify the number of units to be shipped by Supplier and the shipment schedule (the "Release Schedule").

10. FLEXIBLE DELIVERY ARRANGEMENTS

        During the term of this Agreement, and for OEM Sales only, if Buyer requests and Supplier agrees, such agreement not to be unreasonably withheld, Supplier will implement certain forms of "Flexible Delivery Arrangements", including, but not limited to, consignment, demand pull, and pull replenishment, for designated Product or Licensed Material.

11. SHIPPING

        Supplier shall: (1) ship the Product or Licensed Material covered by this Agreement or Order and shall ship the Order complete if Buyer specifically states in its Order that the Order shall be shipped complete; (2) ship to the destination designated in the Agreement or Order; (3) ship according to routing instructions given by Buyer; (4) place the Agreement and Order number on all subordinate documents; (5) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (6) mark the Agreement and Order number on all packages and shipping papers; provided, however, that Supplier shall not be required to "drop ship" to locations other than those of Buyer or Buyer's Affiliates or its contract manufacturers pursuant to Section 13, PRICES except if Buyer agrees to pay the incremental costs, if any, associated with any such shipment. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Buyer without a writing.

12. FORECASTS

        Buyer will make a commercially reasonable effort to provide Supplier with a rolling twelve (12) month non-binding forecast of Product requirements, including configurations. Buyer will provide the initial forecast within sixty
(60) days of the Effective Date of this Agreement, and thereafter will make a commercially reasonable effort to update the forecast at least monthly.

13. PRICES

        Supplier will invoice Buyer for Products and Licensed Materials in accordance with the Price Schedule. At Buyer's written request, Supplier agrees to sell Products and Licensed Materials to Buyer's designated contract manufacturer or systems integrator as per the Price Schedule shown in this Agreement when such sales are for use or benefit of Buyer.

14. BENCHMARKING

        After the first six (6) months of this Agreement, and on a semi-annual basis, Supplier and Buyer shall undertake to benchmark prices, quality and service performance of the Products and Licensed Materials purchased by Buyer. The purpose of this benchmarking is to keep contract and industry prices, service and quality levels appropriately aligned. The Products and Licensed Materials benchmarked shall be the codes that comprise eighty percent (80%) of the monetary volume purchased by Buyer. Supplier and Buyer shall review such benchmark information and Supplier shall develop a plan of action for improving Product and Licensed Materials price, quality and service performance as a result of the benchmarking exercise.

15. PRICE REVISION

        Supplier and Buyer agree that the prices set forth on the Price Schedule shall be the prices for the first eighteen (18) months of this Agreement, after which Supplier and Buyer will review prices on a quarterly basis. Such revision shall be determined by mutual agreement of the Parties. In the event Supplier increases the then applicable price of a Product or Licensed Material after the eighteen-month period, Supplier shall provide written notice to Buyer at least ninety (90) days prior to the proposed effective date thereof. With respect to any price changes initiated after , if the Parties fail to agree upon revised prices by the proposed effective date of such price change, Buyer shall have the right to submit a "last buy" order for the relevant Products or Licensed Materials and to have such Products or Licensed Materials deleted from Schedule 3, as applicable, if it so chooses within ninety (90) days after receipt of the notice; provided that Buyer may defer delivery, in whole or in part, for up to twelve (12) months after receipt of such notice.

        Notwithstanding anything to the contrary herein, Supplier may reduce prices under this Agreement unilaterally at any time at its discretion and without being subject to the procedures set forth in this Section.

16. DUTIES AND TAXES

        Buyer shall bear all taxes, duties and other similar charges (and any related interest and penalties), however designated, imposed upon or based upon the provision, sale, license or use of Products, Licensed Materials or services, excluding taxes on Supplier's net income, unless Buyer provides Supplier with a valid tax exemption certificate.

17. PAYMENT TERMS

        Buyer shall pay any undisputed invoiced amount within thirty (30) days from the date of the invoice. If Buyer fails to pay any undisputed invoiced amount when due, any unpaid amount will be subject to a late payment charge at the rate of one and one-half percent (1-1/2%) per month (but not to exceed the then-maximum lawful rate).

        Invoices for Products and Licensed Materials will be sent upon shipment or as soon thereafter as practicable. Partial shipments shall be separately invoiced and shall be paid by Buyer net thirty (30) days from the date of the undisputed invoice and not from when the remaining shipments occur. If Buyer delays shipment, then Supplier may invoice when Supplier is prepared to ship the Products and Licensed Materials.

        Orders placed under this Agreement are subject to a maximum outstanding credit limit as reasonably determined by Supplier. Supplier may refuse to accept orders which may cause Buyer to exceed such credit limit. Each shipment of Products and Licensed Materials shall constitute an independent transaction, and Buyer shall pay for same without deduction or set-off.

        Payment shall be made only for the Products and Licensed Materials in the quantities specified in the Order. Buyer may deduct from the amount indicated on the invoice all items delivered which were not specified. The Buyer shall notify Supplier in writing and following acknowledgment by Supplier, these Products shall be returned by the Buyer to Supplier at Supplier's expense. The expenses borne by the Supplier for such returns shall include without limitation, customs duties, taxes, levies, insurance and freight.

18. DELIVERY, TITLE AND RISK OF LOSS

        Except for those transactions subject to any agreed upon Flexible Delivery Arrangements, title to Products only and risk of loss to Products and Licensed Materials shall pass to Buyer upon delivery to Buyer's carrier in accordance with the terms of this Agreement. Title to all Licensed Materials (whether or not part of Firmware) furnished by Supplier shall remain with Supplier. Buyer shall notify Supplier promptly of any claim with respect to loss which occurs while Supplier has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this Section, "delivery" shall mean the point at which Supplier or Supplier's supplier or agent turns over possession of the Product or Licensed Materials to Buyer, Buyer's employee, Buyer's designated carrier, Buyer's warehouse, or other Buyer's agent and not necessarily the final destination shown on the Order.

19. PRODUCT MAKEUP AND CHANGES; DISCONTINUATION

        Parts incorporated in Products sold hereunder in this Agreement shall be new.

        Supplier shall have the right, in the Supplier's sole discretion, to change the design or to discontinue the manufacture or availability to Buyer of a Product or Licensed Material subject to the following terms:

        (a) In the event that any such design change affects the form, fit, or function of the Product or Licensed Material, then the Supplier shall notify Buyer of such change when the Supplier becomes aware of such change and no later than 180 days before the change becomes effective. If however Supplier and Buyer are unable to reach mutual acceptance of the change within 180 days from notification to the Buyer, then at the expiration of the 180 days, Supplier may implement such change at the Supplier's sole discretion and the Buyer may as its exclusive remedies have the following options:

               (1) cancel any outstanding purchase orders for undelivered Products or Licensed Materials without incurring any cancellation charges for the Product or Licensed Material affected by the design change provided that the design change is the reason for the cancellation, and, have the option of a last buy quantity (not to exceed the total amount purchased within the prior twelve
(12) month period) of Product or Licensed Materials without the change. In the event of a last buy, Buyer shall place and schedule for delivery any such order within 120 days of the expiration of the 180 day period, or;

               (2) continue to purchase changed Product and Licensed Material at terms defined in this Agreement.

        (b) For discontinuance of manufacturing or availability of any Product or Licensed Material to the Buyer, Supplier will notify Buyer of such intent no later than 180 days before implementation. Supplier shall accept Buyer's Orders for such Products and Licensed Materials during the period following Supplier's notice and prior to the effective date of notice. Buyer may as its exclusive remedies have the following options:

                (1) cancel any outstanding Orders for undelivered Products or Licensed Materials that have been discontinued without incurring any cancellation charges for the Product or Licensed Material; or

               (2) have the option to submit during the period following Supplier's notice and prior to the effective date of notice a last buy (not to exceed the total amount purchased within the prior twelve (12) month period) of Product or Licensed Materials without the change. In the event of a last buy, Buyer shall place and schedule for delivery any such order within 120 days of the expiration of the 90 day period.

20. LICENSE TO LICENSED MATERIALS

        Supplier grants Buyer a personal, non-exclusive license to use Licensed Materials only in connection with the Product for which such Licensed Materials are furnished. All Licensed Materials (whether or not part of Firmware) furnished by Supplier, shall remain the property of Supplier.

        If the particular Product for which such Licensed Materials are furnished becomes temporarily inoperative, Buyer shall have the right to use the Licensed Materials on a backup Product until operable status is restored.

        Unless otherwise set forth in a separate written agreement or as provided herein, as may be required in connection with a specific Product, no Source Code version of Software shall be licensed or provided to Buyer under this Agreement.

        Notwithstanding the provisions of this Section, Buyer may sublicense its right to use Licensed Materials to an End User customer, but only in connection with the sale or lease to such customer of the Products for which such Licensed Materials were furnished. Such sublicense shall be in writing, shall be executed by Buyer's customer, and shall incorporate the terms and conditions set forth in this Section except that (i) such sublicense shall not permit the customer to sublicense the Licensed Materials or assign such sublicense and (ii) warranties by Supplier under this Agreement shall not extend to the customer. To the extent the use of a "tear-open" license is permitted by applicable law, then such license is acceptable for the purpose of this Agreement. Such sublicense shall substantially conform to the provisions of the License attached hereto as
Schedule 20. If such sublicense is issued in the name of the Buyer, Supplier shall have a right as a third party beneficiary to enforce any of the provisions thereof. Any third party transferee must agree to require any successive transferee to correspondingly assume these same obligations. Upon request by Supplier, Buyer agrees to provide Supplier's independent auditor with copies of all such sublicenses. The terms of such sublicenses shall survive any termination of rights under this Agreement.

        Failure by Buyer to comply with the material terms and conditions of such License shall be a material breach of this Agreement. Supplier may cause Buyer to cancel any sublicense to a customer of Buyer who fails to comply therewith. If a license or sublicense is canceled, or if Licensed Materials are no longer needed, all copies of Licensed Materials shall be returned to Supplier, or Supplier shall be assured that all copies of such Licensed Materials have been destroyed and Software has been erased from all media. This paragraph shall not affect (1) the proper sublicense of Licensed Materials made before Buyer's license is canceled, or (2) Buyer's license hereunder if a customer of Buyer fails to comply with a sublicense, provided, in either event, that such sublicenses fully comply and comport with this article.

        Subject to the terms stated below, the Licensed Materials shall include and Supplier hereby grants to Buyer a personal, non-exclusive, non-transferable, non-sublicensable license to the Firmware Source Code and drivers and utility programs Source Code, including associated documentation, listed on Schedule 20B, as may be updated from time to time. Such license shall be subject to the following additional terms:

        (a) Buyer shall have the right to reproduce, compile, and make modifications to or derivatives of ("Derivative Works") the Firmware Source Code solely for the purpose of creating Object Code to be used as firmware on the Products that are incorporated into Buyer's products.

        (b) Buyer shall have the right to reproduce, compile, and make modifications to or derivatives of the driver and other utility program Source Code solely for the purpose of creating Object Code to be distributed and used with Buyer's products that incorporate the Products.

        (c) Supplier agrees that, as between Buyer and Supplier, Buyer shall have and retain ownership of and title to all Derivative Works made by Buyer, except that (i) any Derivative Works conceived or implemented by Buyer and Supplier in a collaborative engineering effort shall be owned jointly by both Parties with no right of accounting ("Jointly Owned Derivative Works"); and (ii) any correction ("Fix") to a Product Flaw, discovered, conceived or implemented by either Party, will be owned wholly and solely by Supplier and shall be furnished to Supplier by Buyer. "Product Flaw" shall mean any deviation in Product performance from the intended function. Buyer hereby grants to Supplier a non-exclusive, transferable, sublicensable, royalty-free, worldwide, perpetual license to use, execute, perform, copy, reproduce, modify and make derivative works of and distribute the Jointly Owned Derivative Works.

        (d) Buyer shall be solely responsible for the performance and its use of such Derivative Works.

        (e) In the event that Supplier releases an upgrade or revision to the Source Code, Buyer shall be solely responsible for incorporating such upgrade or revision into the Derivative Works. Supplier is not obligated to make such releases or upgrades or revisions; provided, however, that Supplier agrees to provide to Buyer in accordance with the terms of this Agreement any upgrades or revisions that are released.

        (f) Buyer may sublicense the Source Code, including Derivative Works and Jointly Owned Derivative Works, of drivers and utility programs, but not the Firmware, to a Buyer OEM partner who is not a competitor of Supplier (as identified in Buyer's then current Forms 10-K or 10-Q from time to time), to use to incorporate the Products into their products, provided such third-party OEM partner agrees to substantially the same terms and conditions including restrictions on disclosure and use of the Source Code and Licensed Materials at least as restrictive as are contained in this Agreement, and further agrees to return to Buyer (and not distribute) all copies of such Source Code, Derivative Works and Jointly Owned Derivative Works. In the case of an OEM partner that has been identified as a competitor of Supplier, Supplier and Buyer will negotiate in good faith an agreement whereby Buyer can sublicense the Source Code, Derivative Works and Jointly Owned Derivative Works to such OEM partner for a restricted field of use. Supplier shall have the sole discretion to deny such permission.

        (h) All rights not expressly granted herein are reserved to Supplier.

21. RESCHEDULING OR TERMINATION OF ORDERS

        (a) Orders may only be rescheduled as follows:

        DAYS                 CANCEL         RESCHEDULE
        ----                 ------         ----------
Within 15 days          No rescheduling and no termination of Orders.

        DAYS                 CANCEL         RESCHEDULE
        ----                 ------         ----------
16 to 30 days           50%                 50% (one-time*)
31 days to lead-time    100%                100% (one time*)

One time reschedule by up to 90 days beyond factory promised date is permitted with no further reschedule. Reschedule percentage is based on a percentage of monthly original demand.

        (b) No termination of any Order is permitted following a rescheduling previously negotiated at Buyer's request. If Buyer terminates any Order, either in whole or in part, Buyer shall compensate Supplier for loss or damage resulting from such termination by paying Supplier as follows:

        DAYS                        PERCENT OF LIABILITY
        ----                        --------------------
0 to 15 days                        100
Greater than 15 days                0 (only for amounts set forth above)

        (c) As used in this Section, "Days" means the number of days between the date of reschedule request or termination notice and current factory promise date and "Liability" means the percentage of aggregate purchase price of the terminated portion of the Order.

22. DELIVERY INTERVAL

        The delivery interval applicable to each Order will be agreed upon by Supplier and Buyer and set forth in the Order.

        If Supplier exceeds the agreed to delivery by more than a five (5) day interval then Buyer's exclusive remedy shall be to either: (a) cancel such Order, or (b) extend such delivery interval to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. Supplier shall be responsible for payment of any express delivery charges required to deliver the product as quickly as practicable.

        Supplier shall immediately notify Buyer as soon as it becomes apparent, if Supplier is unable to meet the delivery interval for an Order. However, nothing contained in this paragraph shall waive Buyer's rights as set forth above in this Section.

23. WARRANTIES AND WARRANTY EXCLUSIONS

        a. WARRANTIES TO END USERS:

               The Products or Licensed Materials are provided to End Users and Buyer's Reseller Customers "as is." Supplier makes no warranty to End Users and Buyer's Reseller Customers of any kind.

        b. HARDWARE WARRANTY TO BUYER:

               (i) Supplier warrants only to Buyer that it will repair or replace Products which, at the time of shipment and under proper and normal use (as unmodified), contain defects in material or workmanship or fail to conform to Supplier's applicable Product descriptions or specifications if any such failure appears in any Product within eighteen (18) months of the date title to Product is transferred to Buyer. Supplier will, at its option, either repair or replace the defective Product without charge at Supplier's manufacturing or repair facility or at Buyer's facility, or if such repair or replacement is not commercially and reasonably feasible, will refund the purchase price of the defective Products, provided: (1) that Buyer notifies Supplier of the purported failure to conform to this warranty within the warranty period, and (2) that Supplier's examination of the Product discloses that the purported failure to conform to this warranty is present. Buyer shall follow Supplier's instructions regarding return of Products to the place designated by Supplier, and no Products will be accepted for repair, replacement or refund absent Buyer's following such instructions. Supplier shall be responsible for any custom duties, local taxes and expenses related to the importation of repair or replacement Products and any requested premium transportation. Replaced parts and Products shall become Supplier's property. Supplier shall not be responsible under this warranty for deinstallation or reinstallation or for related expenses arising out of the alteration of Buyer's or a third party's premises or building, or removal, replacement or relocation of other items not purchased hereunder. If Supplier determines that the Products do not fail to conform to this warranty, Buyer shall pay Supplier all costs of handling, inspection, repairs and transportation at Supplier's then prevailing reasonable rates.

               (ii) Supplier shall be solely responsible for repair or replacement of Product which is installed by Buyer in finished product being purchased by Supplier from Buyer, unless the Buyer performs improper installation of Product into finished product or the Product has been damaged or modified by Buyer, in which case Buyer shall be responsible for repair or replacement.

               (iii) Repair and replacement parts and Products provided under the above warranty are warranted as set forth above, but only for sixty (60) days from the date of repair or replacement, or, for the remainder of the warranty period, whichever is greater, and such parts and Products may be new, remanufactured or refurbished, at the discretion of Supplier, provided such Products perform as new.

               (iv) All rights exercised under this warranty shall be exercised only by Buyer or Buyer's designated contract manufacturer.

               (v) Supplier shall repair or replace defective units within a commercially reasonable time (not to exceed 30 days) after receipt of such units.

        The foregoing warranty does not extend to the use of Supplier's Products beyond the specifications; to expendable items; to experimental or developmental products; to other products, procured from other sources, which were integrated or assembled by Buyer with Supplier's Products; or to Products which have been subject to misuse, neglect, accident or abuse; have been improperly wired, repaired or altered by anyone other than Supplier; have been improperly installed, stored or maintained by anyone other than Supplier; have been used in material violation of Supplier's instructions; or have had their serial numbers or month and year of manufacture or shipment removed, defaced or altered. Supplier makes no warranty, express or implied, to any customer of Buyer regarding Buyer's total system, and Buyer shall make no representation to the contrary to a customer.

        c. LICENSED MATERIAL WARRANTY TO BUYER

               (i) Supplier warrants to Buyer that, upon shipment, Licensed Materials licensed under this article will be free from defects which result in a material failure of the applicable Product to operate in accordance with specifications for such Licensed Materials.

               (ii) If under normal and proper licensed use, the Licensed Materials prove to have such a defect (1) within ninety (90) days from the date of Buyer's acceptance thereof, Supplier, at its option, will either correct or replace the same without charge at its facility or, if such repair or replacement is not commercially and reasonably feasible, provide a refund or credit. No Licensed Material will be accepted for correction or replacement except upon the written authorization and in accordance with instructions of Supplier. Any transportation expenses associated with returning such Licensed Materials to Supplier shall be borne by Supplier. At Supplier's option, correction may be incorporated into a new release of the Licensed Materials which will be made available to Buyer.

               (iii) In the event that Supplier determines after investigation that more than 10% of the Licensed Materials alleged by Buyer to have been defective were not defective, Buyer shall pay all costs of handling, inspection, testing and transportation, including travel and subsistence costs incurred by Supplier's personnel arising in connection with such non-defective Licensed Materials.

               (iv) All rights exercised under this warranty shall be exercised only by Buyer, whether or not beneficial use of the media containing Licensed Materials belongs to Buyer or Buyer's customers.

               (v) Supplier makes no warranty as to the following: defects other than those which result in a material failure of the applicable Product to execute instructions; defects related to Buyer's or a third party's misuse, neglect, accident or abuse; defects related to Buyer's or a third party's alteration of Software; the correction of defects appearing in Software used in violation of the license granted hereby; that Licensed Materials will meet specifications or requirements of Buyer or its customers; or that the operation of the Product using the Licensed Materials will be uninterrupted or error-free.

               (vi) The foregoing warranty is exclusive and is in lieu of all other express and implied warranties in connection with the Licensed Materials covered by this paragraph, including but not limited to, warranties of merchantability and fitness for a particular purpose. Buyer's sole and exclusive remedy for breach of this warranty, whether in contract, tort, strict liability or otherwise, shall be Supplier's obligation to correct, replace, credit or refund, as set forth above.

        THE FOREGOING WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. BUYER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THIS WARRANTY, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, SHALL BE SUPPLIER'S OBLIGATION TO REPAIR, REPLACE OR REFUND AS SET FORTH ABOVE.

24. REPAIRS NOT COVERED UNDER WARRANTY

        In addition to repairs provided for in the Section entitled WARRANTIES AND WARRANTY EXCLUSIONS, Supplier agrees to provide repair service to Buyer on all Products and Licensed Materials ordered under this Agreement during the term of this Agreement for five (5) years following the last shipment of such Product or Licensed Material to Buyer. Buyer and Supplier agree to negotiate in good faith repair intervals and repair charges should the need arise.

        Products and Licensed Materials to be repaired under this Section must be returned to a location designated by Supplier. Unless otherwise mutually agreed upon, Supplier shall ship the repaired Products and Licensed Materials which meets the specifications set forth in this Agreement to the appropriate Buyer or customer location as shown on the repair order. If at any time Supplier is unable to meet the agreed to repair interval, Supplier shall immediately notify Buyer or customer and establish a mutually agreed upon shipment date for the repaired Products and Licensed Materials.

        If Products or Licensed Materials are returned to Supplier for repair as provided for in this Section, and are determined to be beyond repair, Supplier shall so notify Buyer or the customer. When Buyer is involved and if requested by Buyer, Supplier will sell to Buyer a replacement at the then agreed upon price in this Agreement, or, if this Agreement has expired or there is no agreed upon price in the Agreement, at Supplier's then current list price for the Products and Licensed Materials.

        Replacement and repaired Products and Licensed Materials shall be warranted as set forth in Section 23.

        It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to repair any or all of the Products and Licensed Materials purchased under this Agreement for which Buyer may require repair, and Buyer may perform the repairs or contract with Supplier's Authorized Providers for these services. In addition, Supplier authorizes Buyer and any Supplier Authorized Provider with whom Buyer may contract to perform repairs on all Products and Licensed Materials purchased under this Agreement.

        All transportation costs and in-transit risk of loss and damage to Products and Licensed Materials returned to Supplier for repair under this Section will be borne by Buyer and all transportation costs and risk of in-transit loss and damage associated with the return of such repaired material will be borne by Buyer.

        Invoices to Buyer for repair services hereunder will be paid in accordance with Section 17, PAYMENT TERMS.

25. INDEMNITY

        Supplier will indemnify and save harmless Buyer from any loss or damages (including reasonable attorneys' fees) awarded against Buyer by final judgment (or by settlement approved by Supplier) because of claims, suits, or demands of third Parties for personal injury or tangible property damage (as limited below) to the extent such loss or damage is caused by or results solely from the negligent or willful acts of Supplier or its employees or agents provided 1) Buyer promptly notifies Supplier in writing of any suits, claims or demands against Buyer for which Supplier is responsible under this indemnity, 2) Buyer gives Supplier full opportunity and authority to assume the sole defense of and settle such suits and 3) Buyer furnishes to Supplier upon request all information and assistance available to Buyer for defense against any such suit, claim or demand. Supplier's liability under this indemnity, however, shall in no event exceed $1,000,000 for any one occurrence (except for indemnity pursuant to the article entitled "INTELLECTUAL PROPERTY INDEMNITY"). This indemnity is in lieu of all other obligations of Supplier, express or implied, in law or inequity, to indemnify Buyer (except pursuant to the article entitled "INTELLECTUAL PROPERTY INDEMNITY").

26. INTELLECTUAL PROPERTY INDEMNITY

        (a) In the event of any claim, action, proceeding or suit by a third party against Buyer alleging an infringement of any patent, copyright, or trademark, or a violation of any trade secret or proprietary rights by reason of the use, in accordance with Supplier's technical specifications, of any Product or Licensed Materials furnished by Supplier to Buyer under this Agreement, Supplier, at its expense, will defend Buyer, subject to the conditions and exceptions stated below. Supplier will reimburse Buyer for any cost, expense or attorneys' fees, incurred at Supplier's written request or authorization, and will indemnify Buyer against any liability assessed against Buyer by final judgment or settlement approved by Supplier on account of such infringement or violation arising out of such use.

        (b) If Buyer's use shall be enjoined or in Supplier's reasonable opinion is likely to be enjoined, Supplier will, at its expense and at its option, either (1) promptly replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement;
(2) promptly modify it so that it will be free of the infringement; or (3) procure for Buyer a license or other right to use it. If none of the foregoing options are practical despite Supplier's commercially reasonable efforts, Supplier will remove the enjoined Product or Licensed Materials and refund to Buyer any amounts paid to Supplier therefor less a reasonable charge for any actual period of use by Buyer.

        (c) Buyer shall give Supplier prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Supplier shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Buyer shall, upon Supplier's request and at Supplier's expense, furnish all information and assistance reasonably available to Buyer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

        (d) No undertaking of Supplier under this Section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Supplier is directed by Buyer to follow; or (2) arises from adherence to instructions to apply Buyer's trademark, trade name or other identification; or (3) resides in a Product or Licensed Materials which are not of Supplier's origin and which are furnished by Buyer to Supplier for use under this Agreement; or (4) relates to uses of Product or Licensed Materials provided by Supplier in combinations with other Product or Licensed Materials, furnished either by Supplier or others where such infringement or violation would not otherwise have occurred. In the foregoing cases numbered (1) through (4), Buyer will defend and save Supplier harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Supplier's rights and obligations under this Section.

        (e) The liability of Supplier and Buyer with respect to any and all claims, actions, proceedings or suits by third Parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this Section.

27. TRADEMARKS AND OTHER INDICIA

        Products and Licensed Materials delivered hereunder will be marketed by Buyer under trade names and trade dress of Buyer or Buyer's distributors unless Buyer and Supplier execute a separate trademark license agreement. Products and Licensed Materials delivered hereunder may also bear certain trade names, trademarks, trade devices, logos, codes or other symbols of Supplier (hereinafter "Marks"). Supplier hereby grants Buyer permission to market Products bearing such Marks in accordance with the terms of this Agreement. If Supplier grants Buyer permission to use its Marks in Buyer's marketing and advertising of, and in Buyer's publicity relating to, Products and Licensed Materials, such use shall conform to Supplier's written standards and guidelines relating thereto, which may be revised by Supplier from time to time. Such use shall inure to the benefit of Supplier and shall not invest in Buyer any rights in or to the Marks. All uses of Marks by Buyer shall be subject to pre-publication or pre-use review and approval by Supplier. If, in Supplier's judgment, any use of Marks by Buyer is deemed detrimental to the Marks or Supplier's reputation, or is deemed otherwise undesirable, Supplier may withdraw such permission without liability as a result thereof upon written notice to Buyer.

        Buyer shall not conduct business under any of the Marks or derivatives or variations thereof, and Buyer shall not directly or indirectly hold itself out as having any relation to Supplier or its Affiliates other than as set forth herein. Marks may not be used to identify the Buyer.

        Advertising by Buyer which shows and identifies product brands, software (including related documentation), services or other items not covered by this Agreement may not use Marks without Supplier's prior written consent. Buyer will not alter or remove any Marks applied to Products or Licensed Materials without the written approval of Supplier.

        All references to Buyer in this Section shall also be intended to include Reseller Customers. In its agreements with its Reseller Customers, Buyer shall use commercially reasonable efforts to require said customers to comply with the provisions of this article.

        Supplier shall remove or obliterate any Identification prior to any use or disposition of any Product or Licensed Material rejected or not purchased by Buyer. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation or drawing of Buyer or its Affiliates.

28. CONFIDENTIALITY

        (a) Subject to subsection (d) of this Section, each of Agere and Buyer agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to such Party's confidential and proprietary information, all Information concerning each other that is either in its possession or furnished by one Party to the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such Information other than for the purposes of performing its obligations under this Agreement, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such Party or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,
(ii) later lawfully acquired from other sources by such Party which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other Party. Information shall be subject to this

Agreement, if it is in tangible form, only if clearly marked as proprietary or confidential when disclosed to the receiving Party or, if not in tangible form, its proprietary nature must first be announced, and it must be reduced to writing and furnished to the receiving Party within thirty (30) days of the initial disclosure.

        (b) Each Party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information for purposes of performing such Party's obligations under this Agreement (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with paragraph (d) of this Section or with the prior written consent of the other Party.

        (c) Without limiting the foregoing, when any Information that is required to be kept confidential is no longer needed for the purposes contemplated by this Agreement, each Party will promptly after request of the other Party either return to the other Party all of such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

        (d) In the event that any Party either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

29. TERMINATION; EXPIRATION OF AGREEMENT

        Either Party may terminate this Agreement effective immediately by written notice if or when it is discovered that the other Party has (a) intentionally or in a willful, wanton or reckless manner, made any material, false representation, report or claim relative hereto or (b) engaged in fraud or criminal conduct relative hereto. In the event that a Party has (x) marketed the Products or Licensed Materials to customers for purposes of export or resale contrary to this agreement or (y) violated another Person's copyright, the non-breaching Party shall have the right to terminate this Agreement if the breaching Party fails to cure such breach within sixty (60) days after receipt of written notice of such breach. In the event that a Party (1) becomes insolvent, (2) invokes as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it, (3) becomes involved in any liquidation or termination of business, (4) is adjudicated bankrupt or (5) is involved in any assignment for the benefit of its creditors, the other Party shall have the right to suspend business under this Agreement and, if such condition is not cured within ninety
(90) days, to terminate this Agreement.

        Either Party may terminate this Agreement on notice if the other Party has defaulted in the performance of its obligations under this Agreement or a subordinate agreement. Such termination shall be effective sixty (60) days after notice by the terminating Party, unless such default or breach has been cured.

30. EXCLUSIVE REMEDIES; LIMITATION OF LIABILITY

        (a) For purposes of the exclusive remedies and limitations of liability set forth in this Section, each Party shall be deemed to include its respective subsidiaries and Affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of each of them; and "damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred.

        (b) Supplier's entire liability to Buyer and Buyer's exclusive remedy against Supplier for any damages caused by any Product, Licensed Material or service defect or failure, or arising from the performance or non-performance of any work, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise shall be as follows:

               (i) for infringement, the remedies set forth in Section 26, INTELLECTUAL PROPERTY INDEMNITY;

               (ii) for the non-performance of Product. Licensed Material or service or work performed during the warranty period, the remedies stated in
Section 23, WARRANTIES AND WARRANTY EXCLUSIONS;

               (iii) for tangible property damage or bodily injury or death to any person proximately caused by Supplier's negligence, the amount of proven direct damages; and

               (iv) for any claims not set forth above, Supplier's liability shall be limited to direct damages that are proven, in an amount not to exceed the greater of $1,000,000 or the value of the specific Product, License Material and/or service giving rise to the claim.

        (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT ANY SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

31. DISPUTE RESOLUTION.

        The provisions set forth in this Section shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement, or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto.

        It is the intent of the Parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their reasonable best efforts to meet within thirty (30) days of the Escalation Notice.

        In the event the Parties are unable to resolve a dispute, the Parties shall submit such dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section with respect to all matters not subject to such dispute, controversy or claim.

32. INSURANCE AND INDEMNIFICATION BY SUPPLIER

        Supplier shall maintain and cause its agents to maintain during the term of this Agreement:

        (a) Workers' Compensation insurance as prescribed by the law of the states or other jurisdiction in which Supplier's obligations under this Agreement are performed,

        (b) employer's liability insurance with limits of at least $100,000 each occurrence, and

        (c) comprehensive general liability (CGL) insurance and comprehensive automobile liability insurance if the use of motor vehicles is required, each with limits of at least $250,000 for bodily injury, including death, to any one person and $1,000,000 for any one occurrence, and $100,000 for each occurrence of property (as limited below) damage. Supplier agrees that Supplier, Supplier's insurer and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of insured against under the foregoing insurance. Upon request of Buyer, Supplier and Supplier's agents shall include a clause in the applicable insurance policy stating that Buyer is to be notified in writing at least ten (10) days prior to cancellation of or any material change in this policy, and Supplier shall provide Buyer with suitable evidence of having done so.

        Buyer agrees to notify Supplier within a reasonable time of any written claims or demands against Buyer for which Supplier is responsible under this Section.

        Supplier may self-insure.

33. RESELLER CUSTOMERS

        (a) Unless otherwise expressly authorized by Supplier in writing, Buyer shall not actively sell or distribute Products or provide Licensed Materials to a customer that Buyer has reason to believe will further distribute or resell the Products or Licensed Materials, unless such customer is a Reseller Customer or an End User in the business of building wireless networks. In their agreements with Buyer, Buyer shall have Reseller Customers agree to distribute and resell the Products and Licensed Materials only in connection with finished products and only to End User customers.

        (b) Buyer shall instruct its Reseller Customers that they may not use Supplier Marks to identify and promote the Products and Licensed Materials. No Reseller Customer shall be authorized to conduct business under Supplier's name, Mark, or variant thereof.

        (c) No agency or franchise relationship is created hereby or by any transaction contemplated in this Agreement, and no exclusive rights of any kind are granted by this Agreement or any approval hereunder. Buyer shall defend, indemnify and hold Supplier harmless from and against any claims, damages, costs and liabilities incurred by Supplier associated with any assertion by any person that Supplier is responsible for the acts, failures to act, misrepresentations, or defaults of performance of Buyer or any Reseller Customer of Buyer. Buyer shall require its Reseller Customer to do the same.

34. CUSTOMS DUTY DRAWBACK

        Buyer reserves the right to claim duty drawback on all purchases from Supplier and Supplier shall cooperate by providing the necessary certificates of manufacture and delivery or, in instances where the imported merchandise received further processing, shall furnish certificates of manufacture and delivery on all articles and merchandise which may be subject to drawback.

35. FOB

        Subject to any agreed upon Flexible Delivery Arrangements, FLEXIBLE DELIVERY ARRANGEMENTS, FOB shall be Supplier's factory of manufacture, freight charges to be paid at the same time as the invoice for Products is paid, unless otherwise mutually agreed upon in writing by the Parties.

36. ADDITIONAL PROVISIONS

        The 1980 United Nations Convention on contracts for the international sale of goods shall not apply to this Agreement or to any Order issued under this Agreement.

37. COMPLIANCE WITH LAWS

        Each Party shall comply with all applicable laws and regulations of the country/ies in which it operates, and all laws and regulations of the United States, including (among others) those particularly pertaining to the proper use and designation of trademarks; the U.S. Foreign Corrupt Practices Act; the U.S. Export Administration Regulations; anti-boycott laws; and laws pertaining to data protection. Neither Party shall do anything which would cause the other Party, or any of its Affiliates, to be in violation of any laws or regulations, including (among others) the U.S. Foreign Corrupt Practices Act. If at any time after the Effective Date, this Agreement or the performance of its obligations by either Party is no longer in compliance with any national, federal, state or local law or regulation, the Agreement shall either be appropriately amended by the Parties so as to come into compliance, or may be terminated by either Party. Each Party shall exercise reasonable efforts to keep the other Party informed of any applicable laws or regulations of its territory, and any political subdivisions or agencies; as well as any amendments to such laws or regulations, whether proposed or adopted, which may affect the rights and obligations of the Parties, or the promotion, sales, service or maintenance of the Products.

38. MISCELLANEOUS

        38.1. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER

        (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

        (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein.

        (c) Each Party represents as follows:

               (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

               (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

        38.2. GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED SOLELY WITHIN THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

        38.3. ASSIGNABILITY; SUCCESSORS, SUBCONTRACTING

        (a) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and the successor(s) of either party to the business and assets of such Party that relate to this Agreement; provided, however, that neither Party may assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the other Party, such consent not to be unreasonably withheld, except as provided in subsections (b) and (c) below.

        (b) By the provision of notice thereof in accordance with this Agreement, either Party may assign this Agreement and its rights and obligations hereunder, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a current subsidiary, business unit, division or other Affiliate of such Party, in each case that is the successor to the business and assets of any such Party that relates to this Agreement.

        (c) In the event of the attempted assignment by either Party of this Agreement and its rights and obligations hereunder pursuant to subsection (b), or in the event either Party hereto shall attempt to sell or transfer any portion of its business or any assets that relate to this Agreement, such assigning or transferring Party shall make all necessary effort to confirm that the successor to the acquiror of such business and/or assets of such Party shall perform and honor all of such Party's obligations hereunder so that such performance shall continue uninterrupted through the Term.

        (d) Buyer agrees to allow Supplier to subcontract manufacturing services to designated contract manufacturer(s). This consent to subcontract does not relieve Supplier of Supplier's responsibilities for performing this Agreement, and Supplier shall remain liable for compliance by the Supplier's contract manufacturer(s) with all provisions of this Agreement.

        38.4. THIRD PARTY BENEFICIARIES

               The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

        38.5. NOTICES

       All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

       If to Agere, to:      Agere Systems Inc.
                             Attn: Executive Vice President, Client Systems
                             1110 American Parkway NE
                             Allentown, PA 18109

       with a copy to:       Agere Systems Inc.
                             Attn: Vice President - Law

                             1110 American Parkway NE
                             Allentown, PA 18109

        If to Buyer to:      Proxim Corporation
                             Attn: Chief Financial Officer
                             935 Stewart Street
                             Sunnyvale, CA 94085

        with a copy to:      Simpson Thacher & Bartlett
                             Attn:  Daniel Clivner
                             10 Universal City Plaza, Suite 1850
                             Universal City, CA 91608

        Any Party may, by notice to the other Party, change the address to which such notices are to be given.

        38.6. SEVERABILITY

        If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

        38.7. FORCE MAJEURE

        Except with respect to payment obligations hereunder, no Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

        38.8. PUBLICITY

        Each of Agere and Buyer shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the transactions contemplated hereby. In addition, neither Party shall issue or release for publication any articles, advertising, or publicity materials relating to Products, Licensed Materials or services under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other Buyer identification of the other Party or any of its Affiliates or any of its personnel without the prior written consent of the other Party.

        38.9. HEADINGS

        The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        38.10. WAIVERS OF DEFAULT

        Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

        38.11. AMENDMENTS

        No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

        38.12. INTERPRETATION

        Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, and schedule references are to the articles, sections, exhibits, and schedules to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                         AGERE SYSTEMS INC.

                                         By: __________________________________
                                         Name:  Ronald D. Black
                                         Title: Executive Vice President

                                         PROXIM CORPORATION

                                         By: __________________________________
                                         Name:  Keith E. Glover
                                         Title: Vice President & CFO